                                                                  Exhibit 4.4(i)

                              CENTRAL FREIGHT LINES

                  EMPLOYEES PROFIT SHARING AND RETIREMENT PLAN
                  --------------------------------------------


                                    (PS & RP)


                             AS AMENDED AND RESTATED

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                Page
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
ARTICLE I         PURPOSES .......................................................................................1

ARTICLE II        DEFINITIONS, PARTICIPATION BY OTHER EMPLOYERS...................................................1
         2.01              Defined Terms .........................................................................1
         2.02              Service................................................................................7
         2.03              Date of Employment; Date of Reemployment...............................................8
         2.04              Year of Service .......................................................................8
         2.05              Credited Service ......................................................................8
         2.06              Hour of Service .......................................................................9
         2.07              Break-in-Service .....................................................................12

ARTICLE III       PARTICIPATION..................................................................................12
         3.01              Participation in the Plan.............................................................12
         3.02              Ineligibility to Become or Continue as a Participant..................................13
         3.03              Continuance as a Participant..........................................................14

ARTICLE IV        CONTRIBUTIONS .................................................................................14
         4.01              Employer's Contributions..............................................................14
         4.02              Participant Contributions.............................................................15
         4.03              Participants Not Employed by Central..................................................18
         4.04              Funding Policy; Other Matters.........................................................18

ARTICLE V         ACCOUNTS AND ALLOCATIONS.......................................................................19
         5.01              Trust Accounts........................................................................19
         5.02              Allocations to Accounts...............................................................19
         5.03              Transfer Contribution Accounts........................................................20
         5.04              Limitations Required by Section 415 of the Code.......................................22
         5.05              Limitations Required by Code Section 401(m)...........................................24
         5.06              Adjustment for Excessive Contribution Percentage......................................25
         5.07              Valuation of Trust Fund...............................................................26
         5.08              Investment of Trust Fund..............................................................26

ARTICLE VI        ACCOUNTING.....................................................................................26
         6.01              Records Reflecting the Interest of Each Participant...................................26
         6.02              Statement to Participants.............................................................26

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
ARTICLE VII         VESTING AND DISTRIBUTION..............................................................26
         7.01       Vesting of Total Account at Normal Retirement Age,
                             Disability or Death..........................................................26
         7.02       Vesting Prior to Normal Retirement Age, Disability or Death...........................27
         7.03       In-Service Withdrawals or Distributions...............................................27
         7.04       Method and Time of Distribution.......................................................27
         7.05       Forfeitures...........................................................................29
         7.06       Rehiring..............................................................................30
         7.07       Hardship Distributions................................................................30
         7.08       Distributions Under Qualified Domestic Relations Order................................32
         7.09       Limitations on Benefits...............................................................32

ARTICLE VIII        ADMINISTRATION........................................................................32
         8.01       Appointment of Plan Administrator.....................................................32
         8.02       Administrative Personnel of Plan Administrator........................................32
         8.03       Duties and Authority of the Plan Administrator........................................32
         8.04       Claims Procedure and Other Rules and Regulations
                             of the Plan Administrator....................................................33
         8.05       Plan Administrator's Duties...........................................................33
         8.06       Duties and Authority of Administrative Personnel..................................... 33
         8.07       Named Fiduciaries and Allocation of Responsibility....................................33
         8.08       Action by Fiduciaries.................................................................34
         8.09       Employment of Advisors................................................................34
         8.10       Bond..................................................................................35
         8.11       Indemnity.............................................................................35
         8.12       Applicable Law........................................................................35
         8.13       Qualified Domestic Relations Orders...................................................35

ARTICLE IX          MISCELLANEOUS PROVISIONS RESPECTING PARTICIPANTS

         9.01       Participants to Furnish Required Information..........................................35
         9.02       Beneficiaries.........................................................................36
         9.03       Contingent Beneficiaries..............................................................37
         9.04       Participants' Rights in Trust Fund....................................................37
         9.05       Restrictions on Assignment............................................................37
         9.06       Benefits Payable to Incompetents......................................................38
         9.07       Conditions of Employment Not Affected by Plan.........................................38
         9.08       Address for Mailing of Benefits.......................................................38
         9.09       Unclaimed Account Procedure...........................................................39

ARTICLE X           TRUST FUND AND THE TRUSTEE............................................................39
        10.01       The Trust Fund and Its Purpose........................................................39
        10.02       Trustee's Duties Governed by Trust Instrument.........................................39
        10.03       Benefits Supported Only by the Trust..................................................39
        10.04       Trust Fund Applicable Only to Payment of Benefits.....................................39
        10.05       Withholding for and Payment of Taxes..................................................40

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
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
ARTICLE XI                 MISCELLANEOUS PROVISIONS RESPECTING THE PLAN..........................................40
          11.01            Employer's Contribution Irrevocable...................................................40
          11.02            Absence of Responsibility.............................................................41
          11.03            Amendment of the Plan.................................................................41
          11.04            Expenses of Administration............................................................42
          11.05            Notice to Employees...................................................................42
          11.06            Agreement of Participants.............................................................42
          11.07            Action by Employer....................................................................42
          11.08            Merger of Plans.......................................................................42

ARTICLE XII                TERMINATION OF PLAN...................................................................43
          12.01            Termination of Plan...................................................................43
          12.02            Distribution on Termination...........................................................43
          12.03            Continuance of Plan by Successor......................................................43
          12.04            Discontinuance of Contributions.......................................................43
          12.05            Partial Termination...................................................................44

ARTICLE XIII               TOP-HEAVY PROVISIONS..................................................................44
          13.01            Definitions...........................................................................44
          13.02            Application of Top-Heavy Rules........................................................46
          13.03            Minimum Allocation Requirement........................................................46
          13.04            Effect on Allocation Limitations......................................................46
          13.05            Effect of Vesting.....................................................................47

                              CENTRAL FREIGHT LINES
                  EMPLOYEES PROFIT SHARING AND RETIREMENT PLAN
                  --------------------------------------------

         CENTRAL FREIGHT LINES INC., a Texas corporation, with its principal offices located in Waco, McLennan County, Texas, pursuant to the authority reserved in Section 11.03 of the Central Freight Lines Employees Profit Sharing and Retirement Plan, hereby amends and restates the Central Freight Lines Employees Profit Sharing and Retirement Plan (the "Plan"). This amendment and restatement as to Article III (Participation) is effective January 1, 1994. As to all other provisions of the Plan, this amendment and restatement is effective January 1, 1995. The purpose for the amendment and restatement is to allow the Plan to continue to qualify as a tax qualified profit sharing plan under Section 401(a) and Section 501(a) of the Code.

         Contemporaneously herewith CENTRAL FREIGHT LINES INC. has amended and restated the Central Freight Lines Employees Profit Sharing and Retirement Trust continuing a trust fund (hereinafter at times referred to as the "Fund"), to which contributions shall be made and from which benefits shall be paid in accordance with the terms and conditions thereof.

         The purpose and terms and conditions of this Plan as amended and restated are as follows:

                                    ARTICLE I
                                    PURPOSES
                                    --------

         The purpose of this Plan is to reward Employees of CENTRAL FREIGHT LINES INC. for their loyal and faithful service and to provide Employees with an opportunity to share in the profits of Central Freight Lines Inc. The benefits provided by this Plan will continue to be paid from the Trust Fund established by CENTRAL FREIGHT LINES INC. and will be in addition to any benefits Employees are entitled to receive under any other announced programs of Central.

         This Plan and the separate Trust forming a part hereof are established and shall be maintained for the exclusive benefit of the eligible Employees and former Employees of Central and their Beneficiaries. No part of the Trust Fund shall ever revert to Central, or be used for or diverted to purposes other than the exclusive benefit of Employees and former Employees of Central and their Beneficiaries, except as provided in Sections 5.03(a)(ii), 10.05 and 11.01 hereof.

                                   ARTICLE II
                  DEFINITIONS, PARTICIPATION BY OTHER EMPLOYERS
                  ---------------------------------------------

         2.01 Defined Terms. As used herein, unless the context clearly manifests a different intent, the expressions listed below shall have the meanings indicated:

                  (a) "ACCOUNT" or "ACCOUNTS" means any one or all of the accounts maintained by the Trustee reflecting a Participant's share (or the undistributed share of a former Participant, Beneficiary or Alternate Payee) in the Trust Fund. See also Section 5.02(a) hereof.

                  (b) "ALTERNATE PAYEE" means a spouse, former spouse, child or other dependent of a Participant to whom benefits are payable under the Plan pursuant to the terms of a Qualified Domestic Relations Order.

                  (c) "BENEFICIARY" or "BENEFICIARIES" means the person or fiduciary to whom a deceased Participant's Capital Accumulation is payable, as provided in Section 9.02 hereof.

                  (d) "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of Central Freight Lines Inc., as from time to time constituted.

                  (e) "CAPITAL ACCUMULATION" means a Participant's vested interest in the Trust Fund, if any, pursuant to Section 7.01 or 7.02 hereof.

                  (f) "CENTRAL" means CENTRAL FREIGHT LINES INC., a Texas corporation, or any successor by merger or consolidation.

                  (g) "CODE" means the Internal Revenue Code of 1986, as it may be amended or replaced from time to time.

                  (h) "COMPENSATION" or "SALARY" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by Central for a Plan Year for which Central is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

                           For purposes of this Section, the determination of Compensation shall be made by:

                           (a) including amounts which are contributed by the
                  Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and
                  Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

                           For a Participant's initial year of participation, Compensation shall be recognized as of such Employee's effective date of participation pursuant to Section 3.01.

                           Compensation in excess of $200,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12). In applying this limitation, the family group of a Highly Compensated Participant who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Participant is either a "five percent owner" of Central or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, shall be treated as a single Participant, except that for this purpose Family Members shall include only the affected Participant's spouse and any lineal descendants who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then the limitation shall be prorated among the affected Family Members in proportion to each such Family Member's Compensation prior to the application of this limitation, or the limitation shall be adjusted in accordance with any other method permitted by the Code.

                           In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                           For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

                           If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                           If, as a result of such rules, the maximum "annual addition" limit of Section 5.04(a) would be exceeded for one or more of the Affected Family Members, the prorated Compensation of all affected Family Members shall be adjusted to avoid or reduce any excess. The prorated Compensation of any affected Family Member whose allocation would exceed the limit shall be adjusted downward to the level needed to provide an allocation equal to such limit. The prorated Compensation of affected Family Members not affected by such limit shall then be adjusted upward on a pro rata basis not to exceed each such affected Family Member's Compensation as determined prior to application of the Family Member rule. The resulting allocation shall not exceed such individual's maximum "annual addition" limit. If, after these adjustments, an "excess amount" still results, such "excess amount" shall be disposed of in the manner described in Section 5.04(a) pro rata among all affected Family Members.

                  (i) "CONTROLLED GROUP MEMBER" means a corporation or other entity which is a member of a controlled group of corporations, a group of trades or businesses under common control, or an affiliated service group (as defined in Sections 414(b), (c) and (m) of the Code), respectively, and which includes Central.

                  (j) "DISABILITY" means a physical or mental condition of a Participant that renders such Participant permanently incapable of performing the duties to which he is assigned. A Participant will be considered permanently disabled if, in the opinion of the Plan Administrator, such Participant is likely to remain so disabled continuously and permanently. The Plan Administrator, before determining that a Participant is disabled, may require proof in such form as it shall decide, including, in all cases where practicable, the certificate of a duly licensed physician that the Participant has become disabled as provided therein.

                  (k) "EMPLOYEE" means any full or part-time employee of Central.

                  (l) "EMPLOYER" means Central and any successor which shall maintain this Plan.

                  (m) "EMPLOYER CONTRIBUTION ACCOUNT" means the portion of a Participant's Account consisting of Employer Contributions, net income attributable to Employer Contributions and Forfeitures allocated to that Participant, as provided in Subsection 5.02(a) hereof.

                  (n) "EMPLOYER CONTRIBUTIONS" means amounts contributed to the Trust Fund by the Employer pursuant to Section 4.01 hereof.

                  (o) "ENTRY DATE" means each January 1 and July 1 of each Plan Year.

                  (p) "ERISA" means the Employee Retirement Income Security Act of 1974, as it may be amended or replaced from time to time.

                  (q) "FORFEITURES" means former Participants' Accounts that are forfeited pursuant to Section 7.05 hereof.

                  (r) "INCOME OF THE TRUST FUND" means the net gain or loss of the Trust Fund, as reflected by interest, dividends and realized gains and losses on securities and on other investment transactions, and by expenses paid from the Trust Fund.

                  (s) "LEASED EMPLOYEES" means any person who is not an Employee of Central and who provides services to Central if:

                           (i) such services are provided pursuant to an
                  agreement between Central and the leasing organization;

                           (ii) such person has performed such services for
                  Central on a substantially full-time basis for a period of at least one (1) year; and

                           (iii) such services are of a type historically
                  performed, in the business field in which Central conducts business, by employees.

                  (t) "NORMAL RETIREMENT AGE" means a Participant's attainment of age sixty (60).

                  (u) "PARTICIPANT" means an Employee who meets the prerequisites of Article III hereof and thereby becomes a Participant hereunder.

                  (v) "PARTICIPANT CONTRIBUTIONS" means amounts contributed to the Trust Fund by a Participant, in cash, pursuant to Section 4.02 hereof.

                  (w) "PLAN" means the Central Freight Lines Employees Profit Sharing and Retirement Plan.

                  (x) "PLAN YEAR" means a period of twelve (12) consecutive calendar months commencing on January 1 and ending on December 31. See also Section 5.04(c)(3) hereof.

                  (y) "QUALIFIED DOMESTIC RELATIONS ORDER" means an order which
         (i) relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of a Participant, (ii) is made pursuant to a state domestic relations law (including a community property law), and (iii) creates or recognizes the existence of an Alternate Payee's right, or assigns to an Alternate Payee the right, to receive all or a portion of the benefits payable with respect to a Participant under the Plan, and (iv) is determined to meet all applicable requirements pursuant to the procedure established by the Plan Administrator for determining whether an order is a qualified domestic relations order within the meaning of Code Section 414(p); and also includes a domestic relations order treated as a qualified domestic relations order pursuant to the Retirement Equity Act of 1984.

                  (z) "REGULATION" or "REGULATIONS" means the Income Tax Regulations as promulgated by the Secretary of the Treasury, or his delegate, and as amended from time to time.

                  (aa) "REQUIRED BEGINNING DATE" means April 1 of the calendar year following the calendar year in which the Participant attains 70-1/2 years of age.

                  (bb) "RETIREMENT" means a Participant's separation from Service at or after Normal Retirement Age.

                  (cc) "SEVERANCE DATE" means termination of a Participant's Service prior to Normal Retirement Age for reasons other than Retirement, Disability or death.

                  (dd) "TRUST" means the Trust established and created under the Trust Agreement.

                  (ee) "TRUST AGREEMENT" or "TRUST INSTRUMENT" means the agreement provided for by Section 10.01 hereof, provided that if such agreement be amended or supplemented, such term, as at a particular date, shall mean such agreement, as amended and supplemented and in force on such date.

                  (ff) "TRUST FUND" or "FUND" means, as of a particular date, all assets of whatsoever kind or nature from time to time held by the Trustee under the provisions of the Trust Instrument. Also see Section
         10.01 hereof.

                  (gg) "TRUSTEE" means the trustee or trustees, acting as such at the time in question under the Trust Agreement, and its or their successors.

                  (hh) "VALUATION DATE" means each date on which the Fund is valued pursuant to Section 5.07 hereof. See also Subsection 13.01(i) hereof.

                  (ii) Whenever a noun, or pronoun in lieu thereof, is used in this Plan in plural form and there be only one person within the scope of the word so used, or in singular form and there be more than one person within the scope of the word so used, such word, or pronoun used in lieu thereof, shall have a singular or plural meaning, as the case may be. Likewise, pronouns of one gender shall include the other gender. The words "herein", "hereof" and "hereunder" shall refer to this Plan.

                  (jj) The terms listed below have the meanings stated in the Sections and Subsections respectively specified:

         "Actual Deferral Percentage"        Subsection 4.02(b)(4)(b)(1)
         "Annual Addition"                   Subsection 5.04(c)(1)
         "Annual Benefit"                    Subsection 5.04(c)(2)
         "Break-in-Service"                  Section 2.07
         "Contribution Percentage"           Section 5.05(b)
         "Credited Service"                  Section 2.05
         "Date of Employment"                Section 2.03
         "Date of Reemployment"              Section 2.03
         "Determination Date"                Subsection 13.01(a)
         "Family Member"                     Subsection 4.02(b)(4)(b)(4)
         "Highly Compensated Participant"    Subsection 4.02(b)(2)(b)(2)
         "Hour of Service"                   Section 2.06
         "Key Employee"                      Subsection 13.01(b)
         "Leave of Absence"                  Subsection 2.02(b)
         "Matching Portion"                  Subsection 5.02(b)(iii)(a)

         "Maximum Permissible Defined
                  Contribution Amount"            Subsection 5.04(c)(4)
         "Named Fiduciaries"                      Section 8.07
         "Non-Highly Compensated Participant"     Subsection 4.02(b)(4)(b)(3)
         "Non-Key Employee"                       Subsection 13.01(c)
         "Permissive Aggregation Group"           Subsection 13.01(g)
         "Plan Administrator"                     Section 8.01
         "Remuneration"                           Subsection 5.04(c)(5)
         "Required Aggregation Group"             Subsection 13.01(f)
         "Salary Reduction Contribution"          Subsection 4.02(b)
         "Service"                                Section 2.02
         "Super Top-Heavy Plan"                   Subsection 13.01(e)
         "Top-Heavy Group"                        Subsection 13.01(d)
         "Transfer Contributions"                 Subsection 5.04(c)(1))(E)
         "Transfer Contribution Accounts"         Subsection 5.03
         "Voluntary Contributions"                Subsection 4.02(a)
         "Year of Service"                        Section 2.04

         2.02 SERVICE. The term "SERVICE" means employment with Central or with a Controlled Group Member determined in accordance with the following provisions:

                  (a) ABSENCES. Any absence from active employment with a Controlled Group Member which is not a Leave of Absence, as that term is defined in Section 2.02(b) below and which does not result from military service required to be credited as Service under Section 2.02(c) hereof, shall be considered a termination of Service.

                  (b) LEAVE OF ABSENCE. Absence from active employment with the consent of a Controlled Group Member, determined on the basis of a uniform policy applied by the Controlled Group Member without discrimination shall be considered a "Leave of Absence", if the Participant returns to active employment with a Controlled Group Member at or prior to the expiration of such Participant's leave of absence.

                  (c) MILITARY SERVICE. Absence from active employment with a Controlled Group Member because of military service shall not terminate the Service of a Participant, provided such Participant entered military service directly from employment with a Controlled Group Member and further provided such Participant returns to active employment with a Controlled Group Member within sixty (60) days following discharge, or within such other period of time during which such Participant has any reemployment rights under any applicable law, and further provided that at the time of such Participant's return to active employment the period of such Participant's military service is required to be credited as Service under any applicable law.

                  (d) FAILURE TO RETURN AFTER LEAVE. If the Participant does not return to active employment with a Controlled Group Member prior to the expiration of such Participant's Leave of Absence, as defined above, such Participant's Service shall be considered terminated as of (1) the date on which such Participant's leave expires, or (2) the appropriate date established pursuant to the Controlled Group Member's policy, with respect to permitted absences and leaves of absence, for determining termination of employment.

                  (e) REEMPLOYMENT. In the event of termination of Service of any Employee, if such Employee thereafter is reemployed by Central, such Employee shall, for all purposes of the Plan, be deemed to be a new Employee as of the Date of Reemployment, subject, however, to the provisions of Section 2.07 hereof relating to a Break-In-Service,
         Section 2.05 hereof relating to Credited Service, and Subsection 3.01(d) hereof relating to commencement of participation. Such reemployment shall not affect the benefits, if any, to which the Employee was entitled upon termination of the former employment.

                  (f) SERVICE WITH A PREDECESSOR OF AN EMPLOYER. The period during which an Employee was employed by any predecessor business of a Controlled Group Member shall be included in Year of Service, as defined in Section 2.04 hereof, to the extent prescribed in the regulations under Section 414 of the Code.

                  (g) TERMINATIONS DUE TO DECLINE IN BUSINESS. Termination from active employment with Central due to a decline in business will not terminate the Service of a Participant, provided such Participant returns to active employment with Central within one (1) year of his termination.

         2.03 DATE OF EMPLOYMENT; DATE OF REEMPLOYMENT. For purposes of this Plan, "DATE OF EMPLOYMENT" means the day on which an Employee first commences employment with a Controlled Group Member, or with Central, as the case may be, by performing, or being credited with, such Employee's first Hour of Service, as defined in Section 2.06 hereof. Upon an Employee's reemployment by a Controlled Group Member, or by Central, as the case may be, following a termination of Service resulting in a Break-In-Service, an Employee's "DATE OF REEMPLOYMENT" is the day on which such Employee performs or is, pursuant to such reemployment, credited with such Employee's first Hour of Service. In the event a Participant incurs a sufficient number of consecutive Breaks-In-Service to result in loss of credit for prior years of Service pursuant to Sections 2.05 and 3.01(d) hereof, "DATE OF EMPLOYMENT" shall mean "DATE OF REEMPLOYMENT".

         2.04 YEAR OF SERVICE. For purposes of this Plan, "YEAR OF SERVICE" means a twelve (12) consecutive month period commencing on the Date of Employment or any anniversary thereof during which an Employee has not less than one thousand (1,000) Hours of Service.

         2.05 CREDITED SERVICE. For purposes of vesting under this Plan, "CREDITED SERVICE" means the number of Years of Service measured from the Employee's Date of Employment provided that Credited Service shall exclude any Year of Service which precedes a Break-In-Service if:

                  (a) as of the first (1st) day of the Break-In-Service, the Participant did not have any nonforfeitable interest in his Employer Contribution Account and either (b) or (c) is applicable;

                  (b) as of or prior to December 31, 1984, the duration of the consecutive Breaks-In-Service measured in years equals or exceeds the Participant's Years of Service prior to the Break-In-Service; or

                  (c) for all other Breaks-In-Service, the duration of the consecutive Breaks-In-Service measured in years equals or exceeds the greater of five (5) or the Participant's Years of Service prior to the Breaks-In-Service.

For purposes of this Section 2.05, Years of Service prior to a Break-In-Service shall be disregarded to the extent of Years of Service prior to a previous Break-In-Service which did not qualify as Credited Service under the rules of this Section 2.05.

         2.06 HOUR OF SERVICE. For purposes of this Plan, "HOUR OF SERVICE" means each hour for which such Employee is required by the provisions of Sections 2.06(a) and 2.06(b) below to receive credit.

                  (a) With respect to all Employees, except as provided in
         Section 2.06(b) below, and according to records of Central, credit shall be given in accordance with the following rules:

                           (i) each hour for which the individual is paid, or
                  entitled to payment, by a Controlled Group Member for the performance of duties during such period, including hours which were not originally credited, but for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Controlled Group Member, and

                           (ii) each hour for which the individual is directly
                  or indirectly paid or entitled to payment by a Controlled Group Member, for reasons other than for the performance of duties, including, but not limited to, any approved Leave of Absence with pay, vacation, holiday, illness, terminations due to a decline in business, and jury duty and also including hours which were not originally credited, but for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Controlled Group Member, but excluding payments under plans maintained solely to comply with applicable worker's compensation laws, unemployment compensation or disability insurance laws or payments for reimbursement of medical or medically-related expenses; hours shall be credited under this subsection only to the extent an Employee is paid or otherwise entitled to payment or to credit for time either by law or pursuant to a policy of the Controlled Group Member, and nothing herein shall entitle an Employee to any such payment.

                           (iii) No more than five hundred one (501) hours need
                  be credited under clause (ii) above for any single continuous period of time during which the Employee performs no duties, whether or not such period occurs in a single computation period, and the number of hours to be credited shall be computed in accordance with the clauses (v) and (vi) below, as modified by applicable Labor Department regulations.

                           (iv) Hours credited for back pay shall not be
                  credited under both clauses (i) and (ii).

                           (v) The number of hours to be credited under clause
                  (ii) shall be determined with reference to whether or not a payment is calculated on the basis of units of time. Except as otherwise provided below, with respect to a payment (described in clause

                  (ii)) made or due which is calculated on the basis of units of time, such as hours, days, weeks or months, the number of hours to be credited shall be the number of regularly scheduled hours included in the units of time on the basis of which payment is calculated. With respect to a payment made or due which is not calculated on the basis of units of time, the number of hours to be credited shall be equal to the amount of the payment divided by the Employee's most recent hourly rate of compensation before the period during which no duties are performed. For purposes of the preceding sentence, (A) if an Employee's compensation is determined on the basis of an hourly rate, such hourly rate shall be the Employee's most recent hourly rate of compensation, (B) if an Employee's compensation is determined on the basis of a fixed rate for specified periods of time (other than hours) such as days, weeks or months, the Employee's hourly rate of compensation shall be the Employee's most recent rate of compensation for a specific period of time (other than hours) divided by the number of hours regularly scheduled for the performance of duties during such period of time, and (C) if an Employee's compensation is not determined on the basis of a fixed rate for specific periods of time, then the Employee's hourly rate of compensation shall be the lowest hourly rate of compensation paid to Employees in the same job classification as that of the Employee or, if no Employees in the same job classification have the same hourly rate, the minimum wage as established from time to time under Section 6(A)(1) of the Fair Labor Standards Act of 1938, as amended. Notwithstanding the above, an Employee shall not be credited on account of a period during which no duties are performed with a number of hours which is greater than the number of hours regularly scheduled for the performance of duties during such period. For purposes of this clause (v), with respect to an Employee without a regular work schedule, such Employee shall be deemed to regularly work a forty (40) hour week.

                           (vi) Except as otherwise provided below, hours shall
                  be credited to the above-described computation period(s) in which duties are performed. With respect to hours for which an Employee is either directly or indirectly paid or entitled to payment by a Controlled Group Member on account of a period of time during which no duties are performed, (A) hours credited to the Employee on account of a payment which is calculated on the basis of units of time such as hours, days, weeks or months shall be credited to the computation period or periods in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates, and (B) hours credited to an Employee by reason of a payment which is not calculated on the basis of units of time shall be credited to the computation period in which the period during which no duties are performed occurs, or if the period during which no duties are performed extends beyond one computation period, such hours shall be allocated between not more than the first two computation periods on any reasonable basis which is consistently applied with respect to all Employees within the same reasonably defined job classifications. Hours for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Controlled Group Member shall be credited to the computation period or periods to which the award or agreement for back pay pertains, rather than to the computation period in which the award, agreement or payment is made. For purposes of this clause (vi), if Hours of Service are to be credited to an Employee in connection with a period of no more than thirty-one (31) days which extends beyond one computation period, all such hours may be credited to the first or second computation period, provided all Employees within the same reasonably defined job classifications are consistently treated similarly.

                  (b) With respect to salaried Employees, whose hours are not required to be counted and recorded by the Fair Labor Standards Act of 1938, such Employees shall be credited with fifty (50) hours for each week in which an hourly-paid Employee would be credited with an Hour of Service under Section 2.06(a) above; provided, however, that no more than five hundred one (501) hours need be credited on account of the provisions of Section 2.06(a)(ii) above for any single continuous period of time during which the Employee performs no duties, whether or not such period of time is in a single computation period.

                  (c) Notwithstanding the foregoing, a Participant whose Service continues during a period of absence due to a decline in business pursuant to Section 2.02(g) hereof shall be credited with 40 Hours of Service for each week during such absence for which he is not paid or entitled to payment by Central; such Hours of Service shall be credited upon the Employee's return to active employment by Central.

         Solely for purposes of determining whether a Break-In-Service, as defined in Section 2.07, has occurred in a computation period, an Employee who is absent from work for maternity or paternity reasons beginning on or after January 1, 1985, shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence solely to the extent initially caused (i) by reason of the pregnancy of the Employee; (ii) by reason of a birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited either (i) only in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break-In-Service in that period, or (ii) in all other cases, only in the following Plan Year. No Service shall be credited under this paragraph unless the Employee furnishes the Plan Administrator such timely information as the Plan Administrator requires in order to establish that the absence was for a reason stated in this paragraph and the number of days of such absence in accordance with procedures established by the Plan Administrator. The total number of Hours of Service credited pursuant to this paragraph for any such placement, birth or pregnancy shall not exceed five hundred one (501) Hours of Service. Nothing herein shall be construed to give any Employee the right to a leave of absence for maternity or paternity reasons; Central reserves the right to establish, alter or revoke policies regarding such leaves of absence at any time.

         For purposes of determining a Year of Service or Break-In-Service, each Employee shall be credited with Hours of Service as hereinabove provided.

         2.07 BREAK-IN-SERVICE. For purposes of this Plan, "BREAK-IN-SERVICE" means a twelve (12) month period commencing with an Employee's Date of Employment or anniversary thereof during which the Employee has not completed more than five hundred (500) Hours of Service. A Break-In-Service occurs as of the last day of any such twelve (12) month period.

                                   ARTICLE III
                                  PARTICIPATION
                                  -------------

         3.01     PARTICIPATION IN THE PLAN.

                  (a) Subject to Section 3.02 below, an Employee who was a Participant in this Plan on January 1, 1994 will be eligible to continue to participate in this Plan.

                  (b) Subject to Section 3.02 below, an Employee who has completed one (1) Year of Service with a member of the Controlled Group other than Central, is twenty-one (21) years of age or older and is employed by Central, shall be eligible to become a Participant in the Plan on his Date of Employment. In the event the Employee does not elect to become a Participant on his Date of Employment, he will be eligible to become a Participant on any subsequent Entry Date provided he is still employed by Central on said Entry Date.

                  (c) Subject to Section 3.02 below, all other Employees will be eligible to become Participants in this Plan on the first Entry Date following their completion of one (1) Year of Service provided they have attained twenty-one (21) years of age and are still in the employ of Central on such Entry Date. If an Employee does not elect to become a Participant on the first Entry Date following his meeting the eligibility requirements, he will be eligible to become a Participant on any subsequent Entry Date provided he is still employed by Central as of said subsequent Entry Date.

                  (d) For purposes of this Section 3.01, should an Employee incur a Break-In-Service, then Years of Service prior to the Break-In-Service shall be excluded for purposes of determining when the Employee is eligible to become a Participant hereunder only if:

                           (i) as of the first day of the Break-In-Service, the
                  Employee did not have any nonforfeitable interest in his Employer Contribution Account, and either (ii) or (iii) hereof is applicable;

                           (ii) as of or prior to December 31, 1984, the
                  duration of the consecutive Breaks-In-Service measured in years equals or exceeds the Employee's Years of Service prior to the Break-In-Service; or

                           (iii) for all other Breaks-In-Service, the duration
                  of the consecutive Breaks-In-Service measured in years equals or exceeds the greater of five (5) or the Employee's Years of Service prior to the Breaks-In-Service.

                  (e) After becoming a Participant, an Employee shall continue to be a Participant in accordance with the provisions of Section 3.03 below. Should, however, a person cease to be a Participant pursuant to
         Section 3.03 hereof, such person shall be reinstated as a Participant, subject to Section 3.02 hereof, on the first to occur of the following:

                           (i) as of the applicable time specified in Section
                  3.01(c) above upon completion of a Year of Service after reemployment, if such person's Years of Service, if any, prior to such person's Break-In-Service are not required to be taken into account in accordance with the provisions of Section 3.01(d) above, or

                           (ii) as of such person's Date of Reemployment if such
                  person has at least one Year of Service prior to such person's Break-In-Service that is required to be taken into account in accordance with the provisions of Section 3.01(d) above, or

                           (iii) as of the date such person ceases to be
                  ineligible pursuant to Section 3.02 hereof, in the case of an individual who ceases to be a Participant pursuant to Subsection 3.03(c) hereof and does not incur a Break-In-Service.

         3.02 INELIGIBILITY TO BECOME OR CONTINUE AS A PARTICIPANT. Notwithstanding the provisions of Section 3.01 above,

                  (a) any Employee who would otherwise become a Participant shall not become a Participant if:

                           (i) such Employee is not a full-time or a part-time
                  Employee of Central;

                           (ii) such Employee is a "leased employee" as defined
                  in Code Section 414(N); or

                           (iii) such Employee is a member of a collective
                  bargaining unit if retirement benefits covering such unit were the subject of good faith bargaining and coverage under this Plan was not agreed to under such bargaining.

                  (b) any Employee who is a Participant shall cease to be a Participant if:

                           (i) such Employee becomes a "leased employee" as
                  defined in Code Section 414(N); and

                           (ii) such Employee becomes a member of a collective
                  bargaining unit if retirement benefits covering such unit were the subject of good faith bargaining and coverage under this Plan was not agreed to under such bargain.

         3.03 CONTINUANCE AS A PARTICIPANT. A Participant shall continue as a Participant until whichever of the following dates first occurs:

                  (a) the date of such Participant's death;

                  (b) the date the Participant ceases to be employed by a member of the Controlled Group.

                  (c) the date such Participant elects to cease participation;
         or

                  (d) the date the Participant becomes ineligible to participate in the Plan, pursuant to Section 3.02 hereof.

                                   ARTICLE IV
                                  CONTRIBUTIONS
                                  -------------

         4.01     EMPLOYER CONTRIBUTIONS.

                  (a) Central shall make a Contribution to the Trust Fund for each taxable year, on or before the date prescribed by the Code for filing of its federal income tax return for such taxable year (including extensions of time for filing same). The Contribution shall be:

                           (i) an amount equal to twenty-five cents ($.25) for
                  each one dollar ($1.00) of Salary Reduction Contributions (limited to a maximum of five percent (5%) of a Participant's Compensation) made by Participants; and

                           (ii) such additional amount as the Board may direct
                  by adopting an appropriate resolution and either claiming such amount as a deduction on its federal income tax return or designating such amount in writing to the Trustee;

         provided, however, that the total Contribution shall not exceed the maximum amount deductible from the Employer's income for such taxable year under Section 404(a)(3)(A) of the Code, plus any carried over credits which may have accrued under Section 404 of the Code.

                  (b) Central shall pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of its federal income tax return for the fiscal year.

         Participant Contributions as set out in Section 4.02 below shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer's general assets, but in any event within ninety (90) days from the date on which such amounts would have otherwise been paid to the Participant in cash. The provisions of the Department of Labor Regulations 2510.3-102 are incorporated herein by reference.

         4.02     PARTICIPANT CONTRIBUTIONS.

                  (a)   SALARY REDUCTION CONTRIBUTIONS

                           (1) Each Participant employed by Central may elect,
                  subject to a uniform, nondiscriminatory procedure to be established by the Plan Administrator, to enter into a written salary reduction agreement with Central under which he may elect to reduce his Salary, in an amount not to exceed ten percent (10%) of his Salary, and to have Central contribute such amount by which his Salary is reduced to the Trust Fund on his behalf. Any amount so contributed will be treated as a Salary Reduction Contribution and shall be fully vested at all times and shall not be subject to forfeiture for any reason.

                           (2) The Salary Reduction Contribution made on behalf
                  of any Participant for any calendar year shall not exceed the dollar limitation imposed by the Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations). In the event the dollar limitation provided for above is exceeded, the Committee shall direct the Trustee to distribute such excess amount, and all income attributable thereto, to the Participant not later than April 15th following the close of the Participant's taxable year.

                           (3) Central reserves the right to amend or revoke the
                  salary reduction agreement with any Participant at any time if it is determined by Central that such amendment or revocation is necessary to ensure that the maximum contribution for any Plan Year will not exceed the limitations as set out in subparagraph (2) above, or to ensure that the discrimination tests of Section 401(k) of the Code, as set forth below in Subsection 4.01(a)(4), are met.

                           (4) Limitations on Salary Reduction Contributions.

                                    (a) Maximum Annual Contribution. For each
                           Plan Year, the annual Salary Reduction Contribution made by the Employee shall satisfy one of the following tests:

                                            (1) The "Actual Deferral Percentage"
                                   for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25, or

                                            (2) The excess of the "Actual
                                   Deferral Percentage" for the Highly
                                   Compensated Participant group over the
                                   "Actual Deferral Percentage" for the
                                   Non-Highly Compensated Participant group shall not be more than two percentage points and the "Actual Deferred Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferred Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code
                                   Section 401(k)(3) and Regulation
                                   1.401(k)-1(b) are incorporated herein by reference.

                                   (b) For purposes of this Paragraph the
                           following definitions shall apply:

                                            (1) "Actual Deferral Percentage"
                                   means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Salary Reduction Contribution made to the Plan by said Participant for such Plan Year, to such Participant's Compensation for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. For purposes of determining the "Actual Deferral Percentage" of a Highly Compensated Participant, the Salary Reduction Contribution and Compensation of such Highly

                                   Compensated Participant shall include the
                                   Salary Reduction Contributions and
                                   Compensation of Family Members, and such affected Family Members shall be disregarded in determining the "Actual Deferred Percentage" for Non-Highly Compensated Participants group.

                                            (2) "Highly Compensated Participant"
                                   means any Participant or former Participant who is a highly compensated employee as defined in Code Section 414(q). Generally, any Participant or former Participant is considered a Highly Compensated Participant if during the Plan Year or the preceding Plan Year such Participant or former Participant:

                                                       (i) was at any time a
                                            "five percent owner" as defined in
                                            Section 416(i)(1)(B) of the Code;

                                                       (ii) received
                                            Compensation from the Employer in
                                            excess of $75,000, as adjusted
                                            pursuant to Code Section 414(q)(1).
                                            In determining whether an individual
                                            has Compensations of more than
                                            $75,000, Compensation from each
                                            employer required to be aggregated
                                            under Code Sections 414(b), (c) and
                                            (m) shall be taken into account;

                                                       (iii) received
                                            Compensation from the Employer
                                            in excess of $50,000, as adjusted
                                            pursuant to Code Section
                                            414(q)(1), and was in the top-paid
                                            group of Employees for the Plan
                                            Year. An Employee is in the top-paid
                                            group of Employees for any Plan Year
                                            if such Employee is in the group
                                            consisting of the top twenty (20%)
                                            percent of the Employees when ranked
                                            on the basis of Compensation paid
                                            during the Plan Year. In determining
                                            whether an individual has
                                            Compensation of more than $50,000,
                                            Compensation from each employer
                                            required to be aggregated under Code
                                            Section 414(b), (c) and (m) shall be
                                            taken into account; or

                                                       (iv) was at any time an
                                            officer of the Employer (as that
                                            term is defined within the meaning
                                            of Code Section 416) having annual
                                            Compensation greater than 50% of the
                                            amount in effect under Code Section
                                            415(b)(1)(A) for any such Plan Year.

                                            (3) "Non-Highly Compensated
                                   Participant" means any Participant or former
                                   Participant who is not a Highly Compensated
                                   Participant.

                                            (4) "Family Member" means an
                                   individual described in Code Section
                                   414(q)(6)(B).

                                   (c) For purposes of this Section 4.02(a), a
                          Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make Salary Reduction Contributions, whether or not such contributions are made.

                                   (d) For purposes of this Section 4.02(a), if
                          two or more plans which include Salary Reduction Contribution arrangements under Code Section 401(k) are considered one plan for the purposes of Code
                          Section 401(a)(4) or 410(b), the Salary Reduction Contribution arrangements included in such plans shall be treated as one arrangement.

                                   (e) For the purposes of this Section 4.02(a),
                          if a Highly Compensated Participant is a Participant under two or more Salary Reduction Contribution arrangements of Central, all such arrangements shall be treated as one arrangement for purposes of determining the deferred percentage with respect to such Highly Compensated Participant.

                                   (f) Notwithstanding the above, the
                          determination and treatment of Salary Reduction Contributions and "Actual Deferred Percentage" of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                          (5) Adjustment to Limits on Salary Reduction Contributions.

                             In the event that a Participant's Salary Reduction
                 Contributions made pursuant to this Section 4.02(a) do not satisfy one of the tests set forth in Section 4.02(a)(4) above, then, notwithstanding any Plan provision to the contrary, the Committee shall adjust either the Employer's Contributions or the Salary Reduction Contributions pursuant to the options set forth below:

                                   (a) On or before the 15th day of the third
                          month following the end of each Plan Year, but in no event later than the close of the following Plan Year, each Highly Compensated Participant, beginning with the Participant having the highest "Actual Deferral Percentage", shall have his portion of excess Salary Reduction Contributions (and any income allocable to such portion) distributed to him until one of the tests set forth in Section 4.02(a)(4) hereof is satisfied. However, to the extent provided in Regulations, each affected Highly Compensated Participant may elect to treat such distribution as a Voluntary Employee Contribution pursuant to Section 4.02(b), provided that the limitations of such Section or of Section 5.04 hereof are not exceeded; or

                                   (b) Within 30 days after the end of the Plan
                          Year, the Employer shall make a contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in
                          Section 4.02(a)(4) hereof. Such contribution shall be deemed a Salary Reduction Contribution made by the Non-Highly Compensated Participant and shall be allocated to each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Salary Reduction Contribution for the year bears to the total Salary Reduction Contributions of all Non-Highly Compensated Participants.

                 (b) VOLUNTARY CONTRIBUTIONS. In order to allow Participants employed by Central the opportunity to increase their retirement income, each Participant may elect to make voluntary (after tax) contributions to the Trust Fund over and above his Salary Reduction Contributions in an amount of up to five percent (5%) of his Compensation earned while a Participant hereunder. A Participant's Voluntary Contributions shall be fully vested at all times and not subject to forfeiture for any reason.

        4.03 PARTICIPANTS NOT EMPLOYED BY CENTRAL. Participants in this Plan who are not employed by Central may not make Voluntary Contributions or Salary Reduction Contributions to this Plan, nor shall they share in Employer Contributions.

        4.04 FUNDING POLICY; OTHER MATTERS. The provisions of this Article IV shall be deemed the procedure for establishing and carrying out the funding policy and method of the Plan. Such funding policy and method shall be administered by Central and other Named Fiduciaries consistent with the objectives of the Plan and with the requirements of Title I of ERISA.

                                    ARTICLE V
                            ACCOUNTS AND ALLOCATIONS
                            ------------------------

        5.01 TRUST ACCOUNTS. The Committee shall create and maintain adequate records to reflect all transactions of the Trust Fund and to disclose the interest in the Trust Fund of each Participant, former Participant, Beneficiary or Alternate Payee who has an undistributed interest in the Fund.

                  (a) INDIVIDUAL ACCOUNTS. The Plan Administrator shall establish and maintain individual Accounts for each Participant. The Account of each Participant shall be maintained in accordance with the Plan until its complete distribution or forfeiture.

                 (b) RIGHTS IN TRUST FUND. The maintenance of individual Accounts for Participants is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account shall not be required. Distribution made from an Account shall be charged to the Account as of the date paid.

        5.02     ALLOCATIONS TO ACCOUNTS.

                 (a) PARTICIPANT ACCOUNTS. Records shall be maintained to reflect a Participant's share of contributions, net income and forfeitures. These records shall consist of an Employer Contribution Account to which Employer Contributions, net income (or loss) attributable to Employer Contributions and forfeitures allocated to that Participant are credited, and an Employee Contribution Account to which Voluntary Contributions, Salary Reduction Contributions and net income (or loss) attributable thereto are credited.

                  (b) ALLOCATION PROCEDURES. Subject to Section 5.04 below, Accounts shall be adjusted in accordance with the following:

                           (i) PARTICIPANT CONTRIBUTIONS. The Participant's
                  Contributions (Voluntary and Salary Reduction) will be allocated to the Participant's Employee Contribution Account as they are received by the Trustee.

                          (ii) INCOME AND LOSS OF THE TRUST FUND. The net income
                 (or loss) of the Trust Fund will be determined annually as of each Valuation Date. Such net income (or loss) shall be allocated to the appropriate Accounts in proportion to the weighted average balance of the said Accounts as of that Valuation Date, to the weighted average balance of all such Accounts of the same date.

                          (iii) EMPLOYER CONTRIBUTIONS. As of the Valuation
                 Date, the Employer Contribution for that Plan Year shall be allocated to the Employer Contribution Accounts of all Participants (including Participants or Beneficiaries of Participants who terminated employment with an Employer after July 1 of that Plan Year because of death or Retirement and who have made an election to defer distribution of their Participant Account until the next Plan Year) in the following manner:

                                   (a) There will be allocated to the Employer
                          Contribution Account of each Participant the amount of $.25 for each $1.00 of Salary Reduction Contributions made by that Participant, during that Plan Year, up to a maximum Salary Reduction Contribution Amount of 5% of that Participant's Salary (the "Matching Portion").

                                   (b) After Salary Reduction Contributions have
                          been matched, as set out in Paragraph (a) above, any additional Employer Contribution shall be allocated among the Employer Contribution Accounts of the Participants in the following manner: The total amount of the Employer Contribution remaining shall be divided by the number of Participants in the Plan on the Valuation Date for which the contribution is being made and an equal amount shall be allocated to the Employer Contribution Account of each Participant. In the case of a Participant who began participating in the Plan after July 1 of the Plan Year for which the Employer Contribution is made, the amount to be allocated to that Participant's Employer Contribution Account shall be determined by multiplying the amount determined hereunder by a fraction, the numerator of which is the number of days of participation by that Participant for that Plan Year and the denominator of which is 365.

                          (iv) FORFEITURES. As of each Valuation Date,
                 Forfeitures, if any, occurring during the Plan Year (net of any amount of Forfeitures allocated to the restoration of prior Forfeitures pursuant to Section 7.05 hereof) shall be allocated to the Employer Contribution Account of each Participant (including Participants or Beneficiaries who terminated employment with an Employer after July 1 of that Plan Year because of death or Retirement and who elected to defer distribution of their Participant Account until the next Plan
                 Year) in accordance with the ratio of the weighted average balance of the Employer Contribution Account of a Participant to the sum of the weighted average balance of the Employer Contribution Accounts of all Participants for that Plan Year.

                 (c) Notwithstanding the provisions of Subsection 5.02(b) above, if a Participant is not employed by Central on the Valuation Date, he will be entitled to share in the allocation of the Income or Loss of the Trust Fund, but will not share in Employer Contributions or Forfeitures.

                 (d) Notwithstanding the provisions of Subsection 5.02(b) above, if a Participant is not employed by Central, but is employed by a Controlled Group Member, on the Valuation Date, he will be entitled to share in the allocation of the Matching Portion as provided in Subparagraph 5.02(b)(iii)(a) and in the allocation of Income or Loss of the Trust Fund, but will not share in Employer Contributions provided for under Subparagraph 5.02(b)(iii)(b) or in Forfeitures.

         5.03 Transfer Contribution Accounts. With the consent of the Plan Administrator, amounts may be transferred to this Plan from other qualified plans. Amounts transferred shall be set up on a separate account, herein referred to as Transfer Contribution Account. Such Account shall be fully vested at all times and shall not be subject to forfeiture for any reason. All Transfer Contributions shall be received and held by this Plan in accordance with the rules set out in this Section 5.03.

                 (a) The trust from which such Transfer Contributions are made must permit the transfer to be made, and the trust must not jeopardize, the tax exempt status of this Plan or the Trust Fund.

                 (b) Amounts in a Participant's Transfer Contribution Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraphs (c) and (d) of this Section 5.03.

                 (c) Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

                 (d) Upon termination of employment due to retirement at or after attaining Normal Retirement Age, or such other date as the Participant or his Beneficiary shall be entitled to receive benefits in accordance with Section 7.04 below, the fair market value of the Participant's Transfer Contribution Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant's Transfer Contribution Account shall be made in a manner which is consistent with and satisfies the provisions of Section 7.04, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as a part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent, pursuant to Subsection 7.04(d) hereof, may be made.

                 (e) For purposes of this Section 5.03, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan;
        (ii) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within sixty (60) days following his receipt thereof or are transferred pursuant to a direct rollover; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution, (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

                 (f) Prior to accepting any transfers to which this Section 5.03 applies, the Plan Administrator may require the Employee to establish that the amounts to be transferred to this

         Plan meet the requirement of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

                 (g) This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

                 (h) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any protected benefit as defined in Section 411(d)(6) of the Code.

        5.04 LIMITATIONS REQUIRED BY SECTION 415 OF THE CODE. For the purposes of this Section, the rules of interpretation listed in Subsection 5.04(c) below shall apply and the expressions set out therein shall have the meanings respectively indicated.

                 (a) LIMIT ON ANNUAL ADDITIONS. The Accounts of a Participant shall not be credited with an Annual Addition as of any Valuation Date if to do so would cause the amount of Annual Addition to such Participant's Accounts for the Plan Year to exceed the Maximum Permissible Defined Contribution Amount. If necessary to comply with the foregoing limitations, Annual Addition to this Plan shall be reduced.

                 If, as a result of a reasonable error in estimating a Participant's Remuneration, or under facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in Subsection 5.04(a), the allocation of Annual Additions under the terms of this Plan for a particular Participant would cause the limitations of Section 415 of the Code applicable to that Participant for the Plan Year to be exceeded, the excess amounts shall not be deemed to be Annual Additions in that Plan Year if they are treated as follows:

                          (i) The excess amounts shall be held unallocated in a
                 suspense account for the Plan Year and shall be allocated in the next Plan Year (and succeeding Plan Years, as necessary) among the Participants in the Plan, subject to the limitations of Section 415 of the Code.

                          (ii) In the event of termination of this Plan, the
                 suspense account described in (i) above shall revert to the Employer to the extent it may not then be allocated to any Participant's Accounts.

                 (b) COMBINED PLAN LIMIT. For any Participant in this Plan who is participating in or at any time participated in a defined benefit plan of a Controlled Group Member, Annual Additions hereunder shall be further reduced to the extent necessary to prevent the sum of the following fractions, computed as of the close of the Plan Year, from exceeding 1.0:

                          (i) DEFINED BENEFIT PLAN FRACTION. A fraction, the
                 numerator of which is the projected Annual Benefit of the Participant under all defined benefit plans of a Controlled Group Member, and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the amount specified in Code
                 Section 415(b)(1)(A) for such Plan Year, or (ii) the product of
                 1.4 multiplied by the amount specified in Code Section 415(b)(1)(B) for such Plan Year.

                          (ii) DEFINED CONTRIBUTION PLAN FRACTION. A fraction,
                 the numerator of which is the sum of all Annual Additions under all defined contribution plans of a Controlled Group Member for such Plan Year and all prior Plan Years, and the denominator of which is the lesser of the following amounts determined for such Plan Year and for such prior Year of Service with the Controlled Group Member: (i) the product of 1.25 multiplied by the amount specified in or determined in accordance with the provisions of Subsection 5.04(b)(4)(A) hereof in effect for such Plan Year, or (ii) the product of 1.4 multiplied by the amount determined in accordance with the provisions of Subsection 5.04(b)(4)(B) hereof for such Plan Year.

                 (c)  RULES OF INTERPRETATION AND SECTION 5.04 DEFINITIONS.

                 (1) "Annual Addition" shall include, for any Plan Year, the sum of the Participant's:

                          (A)  Allocable share of Employer Contributions;

                          (B) The full amount of a Participant's Voluntary Contributions and Salary Reduction Contribution;

                          (C) Contributions described in Section 401(k) of the
                 Code under any other defined contribution plan maintained by a Controlled Group Member;

                          (D) The full amount of a Participant's after-tax
                 contributions for the Plan Year under any other qualified plan maintained by a Controlled Group Member;

                          (E) Forfeitures, if any, allocable to the Participant
                 for the Plan Year.

        Annual Additions shall not include any "Transfer Contributions" (as provided for in Section 5.03 hereof) and shall not include any non-vested, forfeited amount restored to a Participant's Account pursuant to Section 7.05 or Section 9.09 hereof or similar provisions of any other defined contribution plan of a Controlled Group Member.

                 (2) "Annual Benefit" shall have the meaning as set out in
        Section 415(b)(2) of the Code.

                 (3) "Plan Year" shall also be the limitation year for purposes of Section 415(j) of the Code.

                 (4) "Maximum Permissible Defined Contribution Amount" shall mean, for any Plan Year, the lesser of:

                          (A) Thirty Thousand Dollars ($30,000) or, if greater,
                 one quarter (1/4) of the amount set forth in Section 415(b)(1)(A) of the Code, as adjusted for cost-of-living increases pursuant to Code Section 415(d)(1) and Section 415(d)(3), or

                          (B) Twenty-five percent (25%) of the Participant's
                 Remuneration for such Plan Year.

                 (5) "Remuneration" with respect to the Plan Year in question shall mean all compensation of the Participant from Central for the Plan Year, as defined in Code Section 415(c)(3).

                 (6) For purposes of applying the limitations of Code Sections 415(b), (c) and (e) applicable to a Participant for a particular Plan Year, all qualified defined benefit plans ever maintained by a Controlled Group Member will be treated as one defined benefit plan and all qualified defined contribution plans ever maintained by a Controlled Group Member will be treated as part of this Plan.

        5.05     LIMITATIONS REQUIRED BY CODE SECTION 401(m).

                 (a) The "Contribution Percentage" for the Highly Compensated Participant group shall not exceed the greater of:

                          (1) 125% of such percentage for the Non-Highly
                 Compensated Participant group; or

                          (2) the lesser of 200% of such percentage for the
                 Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points.

                 (b) For the purposes of this Section and Section 5.06, the following words shall have the following meanings: "Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Participant in each group) of:

                          (1) The sum of all Participant Contributions plus the
                 Matching Portion of Employer Contributions allocated under the provisions of Subsection 5.02(b)(iii)(a) above to the Account of each such Participant for such Plan Year; to

                          (2) the Participant's Compensation for such Plan Year.

                 "Highly Compensated Participant" means any Participant or former Participant who is a highly compensated employee as defined in Code Section 414(q). Generally, any Participant or former Participant is considered a Highly Compensated Participant if, during the Plan Year or the preceding Plan Year, such Participant or former Participant:

                                   (a) was at any time a "five percent owner"
                 within the meaning of Section 416(i) of the Code,

                                   (b) received "Compensation" from an Employer
                 in excess of $75,000.00, as adjusted pursuant to Code Section 414(q)(1). In determining whether an individual has Compensation of more than $75,000.00, Compensation from such Employer required to be aggregated under Code Sections 414(b),
                 (c) and (m) shall be taken into account.

                 "Non-Highly Compensated Participant" means any Participant or Family Member who is neither Highly Compensated nor a Family Member.

                 (c) For purposes of determining the "Contribution Percentage", the Committee may elect pursuant to Regulations to take into account Employer Contributions contributed to any plan maintained by the Employer. In addition, the "Contribution Percentage" for a Highly Compensated Participant shall be determined by including any Compensation of Family Members, and such affected Family Members shall be disregarded in determining the "Contribution Percentage" of Non-Highly Compensated Participants. In all cases the determination and treatment of the "Contribution Percentage" of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                 (d) For purposes of this Section, if two or more plans of the Employer to which matching contributions are made are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this Section 5.05. In addition, if a Highly Compensated Participant participates in two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) which are maintained by the Employer to which such contributions are made, all such contributions shall be aggregated for purposes of this
        Section 5.05.

                 (e) For purposes of Subsections 5.05(a) and 5.06, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer Contributions allocated to his Employer Contribution Account for the Plan Year.

        5.06     ADJUSTMENT FOR EXCESSIVE CONTRIBUTION PERCENTAGE.

                 (a) In the event that the "Contribution Percentage" for the Highly Compensated Participant group exceeds the "Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Subsection 5.05(a), the Plan Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant group the amount of "Excess Aggregate Contributions (and any income allocable to such contributions). Such distribution shall be made on behalf of the Highly Compensated Participant group in order of their "Contribution Percentages" beginning with the highest of such percentages.

                 (b) For the purposes of this section "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

                          (1) the aggregate amount of contributions pursuant to
                 Subsections 5.05(b)(1) and 5.05(c) actually made on behalf of the Highly Compensated Participant group for such Plan Year, over

                          (2) the maximum amount of such contributions permitted
                 under the limitations of Subsection 5.05(a).

        5.07 VALUATION OF TRUST FUND. A valuation of the Trust Fund shall be made as of the last day of each Plan Year ("Valuation Date") and as of such other dates as may be specified by the Plan Administrator.

        5.08 INVESTMENT OF TRUST FUND. Any cash received by the Trustee as Contributions to or as Income of the Trust Fund shall be invested pursuant to the Trust Agreement.

                                   ARTICLE VI
                                   ACCOUNTING
                                   ----------

        6.01 RECORDS REFLECTING THE INTEREST OF EACH PARTICIPANT. The Plan Administrator shall establish and maintain, or cause the Trustee to establish and maintain, records reflecting the interest, if any, of each Participant, former Participant, Beneficiary or Alternate Payee under the Plan. The interest of each Participant shall, at each Valuation Date, be adjusted to give effect to debits, credits, increments, losses, and other adjustments as herein provided, so as to reflect the Participant's and each such Participant's current interest in the Trust Fund.

        6.02 STATEMENT TO PARTICIPANTS. As soon as practicable after the close of the Plan Year, and at such other times as the Plan Administrator decides, the Plan Administrator shall furnish to each Participant, former Participant, Beneficiary or Alternate Payee who has an Account hereunder, a statement showing, as at the most recent Valuation Date, the fair market value of the Participant's Account balance.

                                   ARTICLE VII
                            VESTING AND DISTRIBUTION
                            ------------------------

        7.01 VESTING OF TOTAL ACCOUNT AT NORMAL RETIREMENT AGE, DISABILITY OR DEATH. A Participant who terminates Service due to Retirement at or after Normal Retirement Age, or on account of Disability or death shall be entitled (or such Participant's Beneficiary shall be entitled) to the full amount of such Participant's Account as of the Participant's Retirement, Disability or death, and all such amounts shall become fully vested and nonforfeitable. Such Participant's Capital Accumulation shall be distributed in accordance with
Section 7.04 hereof.

        7.02 VESTING PRIOR TO NORMAL RETIREMENT AGE, DISABILITY OR DEATH. In the event a Participant's Service terminates for reasons other than Retirement at or after Normal Retirement Age, Disability or death, the Participant's Capital Accumulation shall be determined in accordance with the following provisions:

                 (a) A Participant's Employer Contribution Account shall become vested and nonforfeitable in accordance with the following schedule:

                 Years of Credited Service                 Vested Percentage
                 -------------------------                 -----------------
                    Less than 3                                    0%
                              3                                   20%
                              4                                   40%
                              5                                   60%
                              6                                   80%
                              7                                  100%

                 (b) A Participant's Employee Contribution Account shall be fully vested and nonforfeitable at all times.

        Such Capital Accumulation shall be distributed in accordance with the provisions of Section 7.04 hereof.

        7.03 IN-SERVICE WITHDRAWALS OR DISTRIBUTIONS. No distributions or withdrawals of benefits under the Plan shall be permitted so long as a Participant is employed by a member of the Controlled Group except:

                 (a) to the extent that distribution of a Participant's Account is required under the provisions of Subsection 7.04(c) hereof (relating to a Participant whose Required Beginning Date occurs prior to his termination of employment);

                 (b) under Subsection 12.02 hereof (relating to termination of the Plan);

                 (c) under Subsection 7.07 hereof (relating to hardship distributions); or

                 (d) under Subsection 7.08 hereof (relating to distributions to an alternate payee under a Qualified Domestic Relations Order).

        7.04     METHOD AND TIME OF DISTRIBUTION.

                 (a) Subject to the provisions of Subsections 7.04(b), (c), (d) and (e) below, on or after a Participant's Severance Date or other termination of Service, after all adjustments to such Participant's Account shall have been made, such Participant's Capital Accumulation shall be paid to or for the benefit of the Participant, or, in the case of such Participant's death, to or for the benefit of such Participant's Beneficiary or Beneficiaries (subject to Subsections 10.05, 12.02, and
        13.05 hereof) in the applicable form and at the time set forth below.

                          (i) Immediate Lump Sum. The Participant's Account
                 shall be distributed in a single lump sum payment as soon as practicable following the Participant's termination of Service. In the event that a Participant or Beneficiary has elected to receive their distribution in an Immediate Lump Sum, and termination of Service has occurred:

                                   (A) in the case of a Participant, because of
                          Retirement after June 30 of a Plan Year; or

                                   (B) in the case of a Beneficiary, because of
                          the death of a Participant after June 30 of a Plan
                          Year;

                 the Participant or the Beneficiary shall be entitled, by giving notice to the Plan Administrator, in writing, to defer distribution of the Immediate Lump Sum into the next following Plan Year. In the event such election is made, the deferred Account shall be entitled to share in the allocation of Employer Contributions for the Plan Year in which the retirement or death of the Participant occurred.

                          (ii) DEFERRED LUMP SUM. The Participant's Account
                 shall be distributed in a single lump sum payment no later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of:

                                   (A) the date on which the Participant
                          attains Norman Retirement Age,

                                   (B) the tenth (10th) anniversary of the year
                          in which the Participant commenced participation in the Plan, or

                                   (C) the Participant's termination of Service;

                 provided, however, that distribution may be delayed if the amounts allocable to a Participant's Capital Accumulation or the balance thereof cannot be reasonably ascertained or the Participant (or the Participant's Beneficiary) is unavailable to receive a distribution, in which case distribution, retroactive to such date, will be made within sixty (60) days after such time as the amount of the Participant's Capital Accumulation can be reasonably ascertained or the Participant (or the Participant's Beneficiary) becomes available.

                 (b) A Participant who is entitled to distribution of benefits hereunder shall receive such Participant's entire Capital Accumulation in the form of an Immediate Lump Sum as provided in Subsection 7.04(a)(i) above, unless the Participant elects to receive a Deferred Lump Sum distribution as provided under Subsection 7.04(a)(ii) above. The Beneficiary of a Participant who dies before distribution of the Participant's Capital Accumulation has begun shall receive a distribution of the Participant's Capital Accumulation no later than December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                 (c) Notwithstanding any other provision of this Section 7.04, if the value of a Participant's Capital Accumulation is greater than Three Thousand Five Hundred Dollars ($3,500) as of his termination of Service, his Capital Accumulation shall not be distributed to him without his consent prior to the earlier to occur of his attaining Norman Retirement Age or his death. If the value of a Participant's Capital Accumulation is equal to or less than Three Thousand Five Hundred Dollars ($3,500) as of his termination of Service, his Capital Accumulation shall be distributed in the form and at the time provided in Subsection 7.04(a)(i) hereof.

                 (d) Notwithstanding anything to the contrary contained in this
        Article VII, a Participant's Capital Accumulation will be distributed to him, in a lump sum, not later than the Required Beginning Date and the Participant's participation in the Plan will cease. Alternatively, a Participant may elect to have distribution of his Capital Accumulation made over a period certain measured by his life expectancy, recomputed annually, with the payments commencing not later than the Required Beginning Date. In the event the Participant elects to receive his distributions over a period certain, he may continue his participation in the Plan. All distributions made under this Subsection 7.04(d) shall comply with Code Section 401(a)(9) and the regulations thereunder.

                 (e) Notwithstanding any other provision of this Section 7.04, the Committee may in its discretion require distribution of the entire Account of a Participant after his Severance Date at any time after the Participant has attained Normal Retirement Age.

                 (f)      All distributions shall be made in cash.

        7.05     FORFEITURES.

                 (a) If a Participant terminates Service with Central for any reason other than because of a decline in business, and is not vested in a portion of his Employer Contribution Account pursuant to Section 7.02 hereof, that portion of his Account in which he is not vested shall be treated as a Forfeiture as of the last day of the Plan Year in which the Participant terminated Service if he has not then been reemployed as of that date. Provided, however, that any such prior Forfeiture shall be restored to such Participant's Account, if the Participant is rehired and repays the full amount of the distribution within the earlier of (i) five (5) years from the Date of Reemployment, or (ii) the close of the first period of five (5) consecutive One Year Breaks in Service.

                 (b) If a Participant terminates Service with Central because of a decline in business and is not vested in a portion of his Employer Contribution Account pursuant to Section 7.02 hereof, that portion of his Account in which he is not vested shall be treated as a Forfeiture as of the last day of the Plan Year in which the Participant terminated Service if he has not then been reemployed as of that date. In the event the Participant is rehired by Central within one (1) year of his date of termination, any Forfeitures will be restored to his Employer Contribution Account. If the Participant is rehired by Central later than one (1) year after his termination because of a decline in business, any prior Forfeiture shall be restored to such Participant's Account only if the Participant repays the full amount of the distribution within the earlier of (i) five (5) years from the Date of Reemployment, or (ii) the close of the first period of five (5) consecutive One Year Breaks in Service.

                 (c) Restoration of any prior Forfeiture shall be funded through an allocation of Forfeitures occurring in the Plan Year in which the rehiring or repayment occurs or, to the extent such Forfeitures are inadequate, Central shall contribute sufficient funds to fund such restoration, as shall be prescribed by the Plan Administrator. The amount of any restored forfeiture shall be separately accounted for, and the vesting of the restored amount shall be determined under the following formula: the vested portion of such amount shall equal
        P(AB + D) - D, where

        "P" is the Participant's vested percentage under this Section based on the Years of Service then credited to the Participant; "AB" is the balance of the separate account; and "D" is the amount of the prior distribution.

        7.06     REHIRING.

                 (a) If an Employee is rehired prior to incurring five (5) consecutive Breaks-In-Service, prior Years of Service shall be counted with respect to vesting of both (i) any prior non-vested amount restored under Section 7.05 hereof and (ii) amounts credited to such Employee following his reemployment.

                 (b) An Employee who is rehired after such Employee has five (5) consecutive Breaks-In-Service shall have no right to restoration of his prior Forfeiture, and such Employee's nonforfeitable rights in contributions allocated to his Employer Contribution Account subsequent to his reemployment shall be determined on the basis of such Employee's Credited Service which is not disregarded under Section 2.05 hereof.

        7.07     HARDSHIP DISTRIBUTIONS.

                 (a) The Plan Administrator, at the election of a Participant, may direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 100% of his Capital Accumulation valued as of the last Valuation Date or the amount necessary to satisfy any immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section 7.07 shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the Participant's Capital Accumulation shall be reduced accordingly. Withdrawal under this Section
        7.07 shall be authorized only if the distribution is on account of:

                          (1) Expenses for medical care described in Code
                 Section 213(d) previously incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section
                 152) or necessary for these persons to obtain medical care;

                          (2) The costs directly related to the purchase of a
                 principal residence for the Participant (excluding mortgage payments);

                          (3) Payment of tuition and related educational fees
                 for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents; or

                          (4) Payments necessary to prevent the eviction of the
                 Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                 (b) No distribution shall be made pursuant to this Section 7.07 unless the Plan Administrator, based upon the Participant's representation and such other facts as are known to the Plan Administrator determines that all of the following conditions are satisfied:

                          (1) The distribution is not in excess of the amount of
                 the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

                          (2) The Participant has obtained all distributions,
                 other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by all members of the Controlled Group;

                          (3) The Plan provides that the Participant's Salary
                 Reduction Contributions and Voluntary Employee Contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend his Salary Reduction Contributions and Voluntary Employee Contributions to the Plan and all other plans maintained by the Employer for at least twelve (12) months after receipt of the hardship distribution; and

                          (4) The Plan, and all other plans maintained by the
                 Employer, provide that the Participant may not make Salary Reduction Contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code
                 Section 402(g) for such next taxable year less the amount of such Participant's Salary Reduction Contributions for the taxable year of the hardship distribution.

                 (c) Notwithstanding the above, distributions from the Participant's Capital Accumulation pursuant to this Section 7.07 shall be limited to the Participant's total Voluntary Contributions and Salary Reduction Contributions as of the date of distribution, reduced by the amount of any previous distributions pursuant to this Section.

                 (d) Any distribution made pursuant to this Section shall be in a lump sum and will satisfy all notice and consent requirements of Code
        Section 411(a)(11) and the Regulations thereunder.

        7.08 DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDER. All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order", even if the affected Participant has not terminated Employment and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee", "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code
Section 414(p).

        7.09 LIMITATIONS ON BENEFITS. All of the provisions of this Article VII are subject to Section 10.05 hereof, relating to the Trustee's authority to withhold for payment of taxes, and are subject to the rights of any Alternate Payee.

                                  ARTICLE VIII
                                 ADMINISTRATION
                                 --------------

        8.01 APPOINTMENT OF PLAN ADMINISTRATOR. Central shall be the Plan Administrator of the Plan. The Plan Administrator shall perform the day-to-day administration of the Plan.

        8.02 ADMINISTRATIVE PERSONNEL OF THE PLAN ADMINISTRATOR. The Plan Administrator may employ such agents and such professional, clerical and other administrative personnel as may reasonably be required for the purpose of assisting in the administering of the Plan. Such administrative personnel may operate in individual or in committee form and shall carry out the duties and responsibilities assigned by the Plan Administrator. Expenses necessarily incurred for such purposes shall be paid as provided in Section 11.04 hereof.

        8.03 DUTIES AND AUTHORITY OF THE PLAN ADMINISTRATOR. The Plan Administrator is authorized to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Plan Administrator shall have the power to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan; and all such actions or determinations made by the Plan Administrator, and the application of rules and regulations to a particular case or issue by the Plan Administrator, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons interested hereunder. In construing the Plan and in exercising its power under provisions requiring approval, the Plan Administrator shall attempt to ascertain the purpose of the provisions in question and when such purpose is known or reasonably ascertainable, such purpose shall be given effect to the extent feasible. Likewise, the Plan Administrator is authorized to determine all questions with respect to the individual rights of all Participants, former Participants, and their Beneficiaries under this Plan, including, but not limited to, all issues with respect to eligibility, Compensation, Service, valuation of Accounts, allocation of Employer Contributions and Trust earnings, and Retirement or other termination of Service, hardship distributions and shall direct the Trustee concerning the allocation, payment and distribution of all funds held in trust for purposes of the Plan. The Plan Administrator, in the exercise of any discretionary powers hereunder, shall not exercise that discretion so as to discriminate in favor of Employees who are officers, shareholders, or highly compensated Employees.

        8.04 CLAIMS PROCEDURE AND OTHER RULES AND REGULATIONS OF THE PLAN ADMINISTRATOR. The Plan Administrator shall have authority to make, and from time to time revise, rules and regulations for the administration of the Plan, including the authority to establish, maintain and communicate to the Employees, a reasonable claims procedure, in accordance with law. Such claims procedure shall provide the manner in which written claims for benefits shall be made, written notice of disposition of a claim shall be made, and written application for appeal of the denial of a claim shall be made. Failure of a Participant to file a claim will not result in a forfeiture of any interest in the Participant's Account.

        8.05 PLAN ADMINISTRATOR'S DUTIES. The Plan Administrator shall exercise such authority and responsibility as it deems appropriate to comply with the provisions of federal law and governmental regulations issued thereunder including, but not limited to, keeping records of Participants' Service, accrued benefits and the percentage of such benefits which are nonforfeitable under the Plan, notification to Participants, annual registration with the Internal Revenue Service and annual reports to the Department of Labor. The Plan Administrator shall be the designated agent for service of legal process.

        8.06 DUTIES AND AUTHORITY OF ADMINISTRATIVE PERSONNEL. Administrative personnel appointed pursuant to Section 8.03 hereof, shall be responsible for such matters as the Plan Administator shall delegate to them by written instrument, including, but not limited to communication to Employees at the direction of the Plan Administator, reports to the Plan Administator involving questions of eligibility and the amount of Compensation of Participants and former Participants, assisting Participants and Beneficiaries in the completion of forms prescribed by the Plan Administator, and maintenance of records concerning former Participants and Beneficiaries. No administrative personnel may make any decision as to Plan policy, interpretations, practices or procedures unless the authority to make such decision has been delegated to them in writing by the Plan Administator and they accept their fiduciary responsibilities in accordance with the provisions of Section 8.09 hereof. All administrative personnel shall, except as provided in the next preceding sentence, perform their allocated function within the policies, interpretations, rules, practices and procedures established by the Plan Administator.

        8.07 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY. ERISA requires that certain persons, who are deemed to be "fiduciaries" as defined in Section 3(21)(A) of ERISA, be designated as "Named Fiduciaries" in the Plan. Central and the Trustee are hereby designated Named Fiduciaries. Each Named Fiduciary shall have only the powers, duties and responsibilities specifically allocated to such fiduciary pursuant to the terms of this Plan. Each Named Fiduciary may, by written instrument, allocate some or all of such Named Fiduciary's responsibilities to another fiduciary or designate another person to carry out some or all of such Named Fiduciary's fiduciary responsibilities. Each fiduciary to whom responsibilities are allocated by a Named Fiduciary will be furnished a copy of the Plan and their acceptance of such responsibility will be made by agreeing in writing to act in the capacity designated. No Named Fiduciary shall be liable for an act or omission of any person (who is allocated a fiduciary responsibility) except to the extent that the Named Fiduciary did not act in accordance with the standard contained in Subsection 8.08(b) hereof with respect to the allocation or designation, continuation thereof, or implementation or establishment of the allocation or designation procedures. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

        8.08     ACTION BY FIDUCIARIES.

                 (a) Any action herein permitted or required to be taken by Central shall be by resolution of its board of directors or by written instrument signed by a person, group of persons or committee authorized by resolution of such board of directors as having authority to take such action. Any action herein permitted or required to be taken by the Plan Administator shall be in like manner.

                 (b) Each fiduciary with respect to the Plan shall perform all of such fiduciary's duties and responsibilities and exercise such fiduciary's powers hereunder with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, and no fiduciary shall be liable for any act or failure to act on such fiduciary's part which conforms to that standard, unless such fiduciary knowingly participates in or knowingly undertakes to conceal an act or omission of another fiduciary of the Plan, with the knowledge that such act or omission is a breach of fiduciary responsibility, or knowing of a breach of fiduciary responsibility, such fiduciary fails to make reasonable efforts under the circumstances to remedy the breach, or by failing to carry out such fiduciary's specific responsibilities, in accordance with such standard, such fiduciary has enabled another fiduciary of the Plan to commit a breach.

                 (c) Each fiduciary shall furnish or cause to be furnished to each other fiduciary all information needed for the proper performance of such fiduciary's duties. Each fiduciary warrants that any directions given, information furnished or action taken by such fiduciary shall be in accordance with the provisions of the Plan or the Trust Instrument, as the case may be, authorizing or providing for such direction, information or action.

        8.09 EMPLOYMENT OF ADVISORS. A named Fiduciary may appoint such accountants, counsel, and actuaries and other advisors as such Named Fiduciary deems necessary or desirable in connection with the administration of the Plan. A Named Fiduciary shall be entitled to rely, in accordance with the standard contained in Section 8.08(b) hereof, upon, and shall not be liable for any act or failure to act on such Named Fiduciary's part in such reliance or in reliance, in accordance with such standard, on any opinion or reports, which shall be furnished to such Named Fiduciary by any such accountant with respect to accounting matters, counsel with respect to legal matters, or actuary with respect to actuarial matters.

        8.10 BOND. The Plan Administrator shall see that the appropriate fiduciaries are bonded as required by federal law or regulation. Except as required by the Board or by state or federal statute, irrespective of this provision, no bond or other security shall be required of any fiduciary.

        8.11 INDEMNITY. Central shall indemnify each member of the Board, and the Plan Administator and each individual or entity who is allocated fiduciary responsibility hereunder against any and all claims, loss, damages, expenses, including counsel fees to the extent approved by the Board (which approval shall not be unreasonably withheld), or otherwise provided by law, and liability, including any amounts paid in settlement, with the approval of such Board, arising from any action or failure to act, except when the same is judicially determined to be due to the fraud, recklessness, or willful or intentional misconduct of such member.

        8.12 APPLICABLE LAW. The execution, construction, administration and enforcement of the Plan, the Trust Instrument and the Trust Fund shall be governed by the laws of the State of Texas, to the extent not preempted by federal law.

        8.13 QUALIFIED DOMESTIC RELATIONS ORDERS. The Plan Administator shall establish a written procedure for determining whether a domestic relations order is a Qualified Domestic Relations Order and shall see that Qualified Domestic Relations Orders pertaining to this Plan are complied with.

                                   ARTICLE IX
                MISCELLANEOUS PROVISIONS RESPECTING PARTICIPANTS
                ------------------------------------------------

         9.01    PARTICIPANTS TO FURNISH REQUIRED INFORMATION.

                  (a) Each Participant shall furnish to the Plan Administator such information as the Plan Administator considers necessary or desirable for purposes of the day-to-day operations of the Plan, and the provisions of the Plan respecting any payments hereunder are conditional upon the Participant's furnishing promptly such true, full and complete information as the Plan Administator may reasonably request.

                  (b) Each Participant shall submit proof of such Participant's age and marital status to the Plan Administator at such time as required by the Plan Administator. The Plan Administator shall, if such proof of age and marital status are not submitted as required, use as conclusive evidence thereof, such information as is deemed by it to be reliable, regardless of the source of such information. Any adjustment required by reason of lack of proof or the misstatement of the age of persons entitled to benefits hereunder, by the Participant or otherwise, shall be in such manner as the Plan Administator deems equitable.

                  (c) Any notice or information which according to the terms of the Plan or the rules of the Plan Administator must be filed with Central, shall be deemed so filed if addressed and either delivered in person or mailed, postage fully prepaid, to the
        Plan Administator. If mailed, any such notice or information shall be addressed as follows:

                       CENTRAL FREIGHT LINES INC.
                       P. O. Box 2638
                       Waco, Texas 76702-2638
                       ATTN:  Central Freight Lines Employee Plans Committee

         Whenever a provision herein requires that a Participant (or the Participant's Beneficiary) give notice to the Plan Administator within a specified number of days or by a certain date, and the last day of such period, or such date, falls on a Saturday, Sunday or corporate holiday, the Participant (or the Participant's Beneficiary) will be deemed in compliance with such provision if notice is delivered in person to the Plan Administator or is mailed, properly addressed, postage prepaid, and postmarked on or before the business day next following such Saturday, Sunday or corporate holiday. The Plan Administator may, in its sole discretion, modify or waive any specified requirement notice; provided, however, that such modification or waiver must be administratively feasible, must be in the best interest of the Participant, and must be made on the basis of rules of the Plan Administator which are applied uniformly to all Participants.

         9.02     BENEFICIARIES.

                  (a) Subject to the provisions of Subsection 9.02(b) hereof, each Participant may, on a form provided for that purpose, signed and filed with the Plan Administator at any time prior to complete distribution of such Participant's Capital Accumulation, designate a Beneficiary or Beneficiaries, including such Participant's estate, to receive the benefit, if any, which may be payable, in event of such Participant's death, pursuant to any of the provisions of the Plan, and each such designation may be revoked by such Participant by signing and filing with the Plan Administator a new designation of beneficiary form prior to such complete distribution. Subject to Subsection 9.02(b) hereof, if a deceased Participant failed to name a Beneficiary in the manner above prescribed, or subject to Section 9.03, if the Beneficiary or Beneficiaries named by a deceased Participant predeceases the Participant, the amount payable with respect to such Participant pursuant to Section 7.01 hereof, if any, may, subject to the adjustment otherwise provided hereunder, be paid, in the discretion of the Plan Administator, to (i) the Participant's spouse, or if none, (ii) all or any one or more of the persons comprising the group consisting of the Participant's lineal descendants, the Participant's ancestors, or the Participant's heirs at law, and the Plan Administator may pay the entire amount to any member of such group or apportion such amount among any two or more of them in such shares as the Plan Administator, in its sole discretion, shall determine, or (iii) the estate of such deceased Participant. Any payment made to any person pursuant to the power and discretion conferred upon the Plan Administator by the preceding sentence shall operate as a complete discharge of all obligations under the Plan in respect of such deceased Participant and shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

                  (b) The provisions of this Subsection 9.02(b) shall apply to all married Participants. The amount payable with respect to a Participant pursuant to Section 7.01 hereof, if any, on account of the Participant's death shall be paid to the Participant's surviving spouse, unless the surviving spouse has irrevocably consented to the designation of a Beneficiary other than the spouse (and to any change in the designation of Beneficiary involving a Beneficiary other than the spouse, unless the spouse's consent expressly permits the Participant to change the designation of Beneficiary without further consent of the spouse) in a writing which acknowledges the effect of the consent and which is witnessed by a notary public. If such spousal consent is obtained or if such spousal consent may not be obtained because the spouse cannot be located, or if such spouse does not survive the Participant, then the provisions of Subsection 9.02(a) and
         Section 9.03 hereof shall apply.

         9.03 CONTINGENT BENEFICIARIES. In the event of the death, prior to the complete payment of the amount payable with respect to a Participant pursuant to
Section 7.02 hereof, of a Beneficiary who survives the Participant, the balance of such amount shall be payable to the contingent Beneficiary designated by the Participant to receive such balance, or if no person was so named, then to a person designated by the Beneficiary of the deceased Participant to receive such balance; provided, however, that if no person so designated be living upon the occurrence of such contingency, then such balance shall be payable, in the discretion of the Plan Administator, to either (i) all or any one or more of the persons comprising the group consisting of the Participant's lineal descendants, the Participant's ancestors or the Participant's heirs at law, or (ii) the estate of the Participant. Any payment made to any person pursuant to the power and discretion conferred upon the Plan Administator by the preceding sentence shall operate as a complete discharge of all obligations under the Plan in respect to such deceased Beneficiary and shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

         9.04 PARTICIPANTS' RIGHTS IN TRUST FUND. No Participant or other person shall have any right, title or interest in, to or under the Trust Fund, or any part of the assets thereof, except and to the extent expressly provided in the Plan.

         9.05 RESTRICTIONS ON ASSIGNMENT. The benefits provided hereunder are intended for the personal security of persons entitled to payment under the Plan, and are not subject in any manner to the debts or obligations of the persons to whom they are payable. The interest of a Participant or such Participant's Beneficiary or Beneficiaries may not be sold, transferred, assigned or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the Trust Fund nor any benefits thereunder or hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment or other legal or equitable process nor shall they be an asset in bankruptcy. All of the provisions of this Section 9.05, however, are subject to Sections 9.06 and 10.05 hereof. This Section 9.05 shall not apply to the extent benefits are transferable or assignable pursuant to a Qualified Domestic Relations Order.

         9.06 BENEFITS PAYABLE TO INCOMPETENTS. Whenever and so often as any person entitled to payments hereunder shall be under a legal disability, or in the sole judgment of the Plan Administator shall otherwise be unable to apply such payments in furtherance of such person's own interests and advantage, the Plan Administator, in the exercise of its discretion, may direct all or any portion of such payments to be made in any one or more of the following ways:
(i) directly to such person; (ii) to the guardian of his or her person or of such person's estate, even though appointed by a court other than a Texas court;
(iii) to such person's spouse or to any other person, to be expended for such person's benefit; (iv) to a custodian under any applicable Uniform Gifts to Minors Act; or (v) by the Plan Administator itself, receiving and expending, or directing the expenditure of the same for the benefit of such incompetent person. If the Plan Administator wishes to direct payments to a custodian under any applicable Uniform Gifts to Minors Act, it may as a precondition to the commencement of such payments require an opinion of counsel for the ward or other person seeking the custodial distribution that such distribution is authorized under said Uniform Gifts to Minors Act. The decision of the Plan Administator will, in each case, be final, binding and conclusive upon all persons ever interested hereunder, and except in the case of clause (v) above, the Plan Administator shall not be obliged to see to the proper application or expenditure of any payments so made. Any payment made pursuant to the power herein conferred upon the Plan Administator shall operate as a complete discharge of the obligations of the Trustee and of the Plan Administator, to the extent of amounts so paid.

         9.07 CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN. Neither the Plan nor the Trust nor the Trust Instrument shall ever confer on any Employee, including any Participant, any right to be retained in the Service of Central, and nothing herein or in the Trust Instrument contained shall ever be construed as in any way limiting or restricting the right of Central to discharge any Employee, regardless of whether such Employee be a Participant, or from time to time to change such Employee's position or the basis or amount of such Employee's compensation.

         9.08     ADDRESS FOR MAILING OF BENEFITS.

                  (a) Each Participant and other person entitled to benefits hereunder shall file with the Plan Administator from time to time in writing such Participant's post office address and each change of address. Any check representing payment hereunder and any communication addressed to a Participant, an Employee, a former Employee or Beneficiary, at such person's last address filed with the Plan Administator, or if no such address has been filed, then at such person's last address as indicated on the records of the Employer, shall be deemed to have been delivered to such person on the date on which such check or communication is deposited, postage prepaid, in the United States mail.

                  (b) If the Plan Administator, for any reason, is in doubt as to whether payments are being received by the person entitled thereto, it shall, by certified mail, return receipt requested, addressed to the person concerned, at his address last known to the Plan Administator, notify such person that all unmailed and future payments shall be henceforth withheld until he provides the Plan Administator with evidence of his continued life and his proper mailing address.

         9.09 UNCLAIMED ACCOUNT PROCEDURE. Neither the Trustee nor the Plan Administator shall be obliged to search for, or ascertain the whereabouts of any Participant or Beneficiary. The Plan Administator shall notify the Participant or Beneficiary that such Participant or Beneficiary is entitled to a distribution under this Plan. Such notice shall be in writing, at such Participant's or Beneficiary's last known address, and shall quote the provisions of this Subsection. Any distribution or payment which is not claimed by the person entitled thereto within a period of three (3) full years after such person is entitled thereto, or such shorter period as may be necessary to prevent escheat under state escheat laws, shall be forfeited. Such forfeited amounts shall be added to Forfeitures and reallocated as herein provided. Should such person make a claim for such forfeited benefit which is approved by the Plan Administator, such benefit shall be reinstated by Central immediately contributing to the Plan an amount equal to the amount previously forfeited (but without interest on such amount for the period from the date of such Forfeiture to the date of such contribution). Such special contribution shall be specially allocated for the benefit of such Participant or Beneficiary. Immediately upon receipt of such contribution and allocation to such Participant or Beneficiary, the Plan Administator shall instruct the Trustee to distribute in a lump sum, directly to such Participant or Beneficiary, the amount of such contribution specially allocated to such Participant or Beneficiary.

                                    ARTICLE X
                           TRUST FUND AND THE TRUSTEE
                           --------------------------

         10.01 THE TRUST FUND AND ITS PURPOSE. A Trust Fund known as the Central Freight Lines Employees Profit Sharing and Retirement Trust has been created and will be maintained for the purposes of the Plan and the moneys thereof will be invested in accordance with the terms of the Trust Instrument which forms a part of the Plan. All Contributions will be paid into the Trust Fund, and all benefits under the Plan will be paid from the Trust Fund.

        10.02 TRUSTEE'S DUTIES GOVERNED BY TRUST INSTRUMENT. The Trustee's obligations, duties and responsibilities are governed solely by the terms of the Trust Instrument, reference to which is hereby made for all purposes.

        10.03 BENEFITS SUPPORTED ONLY BY THE TRUST. Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction. In no event will any Employer or any of its officers, Employees, agents, members of its board of directors, the Trustee, any successor trustee, or any member of the Plan Administator, be liable in their individual capacities to any person whomsoever, under the provisions of the Plan or Trust or of the Trust Instrument, absent a breach of fiduciary responsibility as set out in
Section 8.10 hereof.

        10.04 TRUST FUND APPLICABLE ONLY TO PAYMENT OF BENEFITS. The Trust Fund will be used and applied only in accordance with the provisions of the Plan to provide the benefits thereof, except as provided in Subsection 5.04(a)(ii), Section 11.01 and Section 11.04 (regarding payment of administrative expenses), and no part of the corpus or income of the Trust Fund will be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons thereunder entitled to benefits.

         10.05 WITHHOLDING FOR AND PAYMENT OF TAXES. If any assets of the Trust Fund, or any benefits payable under the Plan by the Trustee, shall become liable for the payment of any estate, inheritance, income, or other tax, charge or assessment, which in the Trustee's or the Plan Administrator's opinion, the Trustee shall or may be required to pay, the Trustee shall have full power and authority to pay or withhold such tax, charge or assessment out of any moneys or other property in Trustee's hands for the account of the person whose interests hereunder are liable for such tax, but, except as provided below with respect to withholding required under Section 3405 of the Code, with respect to such payments, at least ten (10) days prior to making any such payment, the Trustee shall notify the Plan Administator of Trustee's intention to make such payment and, with respect to such withholding, the Trustee shall notify the Plan Administator of the amount withheld within ten (10) days of payment of benefits under the Plan. The Trustee also, prior to making any payment to any Beneficiary hereunder, may require such releases or other documents from any lawful taxing authority and may require such indemnity from such Beneficiary as Trustee shall deem necessary for Trustee's protection. The Trust shall provide any notices required by Code Section 3405 with respect to federal income tax withholding from distributions hereunder, and shall withhold and pay any federal income tax required under Code Section 3405, upon receipt of proper instructions from the Plan Administator.

                                   ARTICLE XI
                  MISCELLANEOUS PROVISIONS RESPECTING THE PLAN
                  --------------------------------------------

         11.01 EMPLOYER'S CONTRIBUTION IRREVOCABLE. Central shall have no right, title or interest in the Trust Fund or in any part thereof, and no Contribution made thereto shall ever revert to Central except as provided in Subsection 5.04(a)(ii) and as provided herein. The adoption of this Amendment and Restatement and the continuance of the Plan are contingent upon and subject to obtaining a determination by the Internal Revenue Service that the Plan continues to qualify under the provisions of Section 401(a) of the Code, and that this Trust entered into, and made a part thereof, will continue to be exempt from tax under the provisions of Section 501(a) of the Code, so as to establish the deductibility for income tax purposes under Section 404(a) of the Code, of the contributions made by Central. Central will promptly make every reasonable effort to cause the Plan to receive such determination; but should it fail to secure such determination, it is agreed and understood that Central may recover contributions, or any investment into which they have been converted, plus any gain and minus any loss thereon, if the Plan Administator directs the Trustee to return such amounts. If the Plan Administator in good faith determines that (a) a contribution was made by reason of a mistake of fact, or
(b) a contribution is deductible under Section 404 of the Code, but the Internal Revenue Service disallows such deduction, the amount of the excess contribution, less losses attributable thereto may, upon direction of the Plan Administator, be returned to Central. All payments of returned contributions under this Section shall be made within one (1) year from the date of denial of qualification of the Plan, the payment of such mistaken contribution, or the disallowance by the Internal Revenue Service of the deduction, whichever is applicable. The amount of the excess contribution shall be the excess of (1) the amount contributed over (2) the amount that would have been contributed had there not occurred a mistake of fact or had the deduction not been disallowed. Furthermore, if the withdrawal of the amount attributable to the mistaken contribution would cause the balance of the Account of a Participant to be reduced to an amount which is less than the balance which would have been in said Account had the mistaken amount not been contributed, then the amount to be returned to Central under this Section will be reduced so as to avoid any such reduction. Earnings attributable to such excess contribution shall not be returned, and, as aforesaid, losses shall reduce the amount otherwise returnable hereunder to Central.

         11.02 ABSENCE OF RESPONSIBILITY. Neither Central nor any of the officers, Employees, members of the Board nor agents of Central or any Employer, nor the Trustee, nor the Plan Administator, guarantee in any manner the payment of benefits hereunder.

         11.03 AMENDMENT OF THE PLAN. When authorized by resolution of its Board, the Plan may be amended by Central at any time and from time to time in any respect whatever, by instrument supplemental hereto, specifying such amendment, amendments, or by restatement of the Plan, subject only to the following limitations:

                  (a) Under no condition shall such amendment, amendments, or restatements result in or permit the return or repayment to Central of any property held or acquired by the Trustee or the proceeds thereof, or result in, or permit the distribution of, any such property for the benefit of anyone other than the Participants and their Beneficiaries or estate except to the extent provided by Subsection 5.04(a)(ii),
         Section 11.01, Section 11.04 hereof, with respect to expenses of administration, and this Section 11.03.

                  (b) Under no condition shall such amendment, amendments, or restatements increase the duties or responsibilities, or decrease the compensation, privileges, and immunities of the Trustee without the Trustee's written consent.

                  (c) Under no condition shall such amendment change the vesting schedule to one which would result in the Capital Accumulation (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of any Participant being less than such nonforfeitable percentage computed under the Plan without regard to such amendment; no amendment shall change the vesting schedule unless each Participant with three (3) or more Years of Service is permitted to elect, within the election period described below, to have his nonforfeitable percentage computed under the Plan without regard to the amendment. The election period described herein shall begin no later than the date upon which the amendment is adopted and shall end no later than the latest of the following dates: (1) the date which is sixty (60) days after the day the amendment is adopted;
         (2) the date which is sixty (60) days after the day the amendment becomes effective; or (3) the date which is sixty (60) days after the day the Participant is issued a written notice of the amendment by Central. In the event of an amendment, each other Employer will be deemed to have consented to and adopted the amendment unless an Employer notifies Central and the Plan Administator to the contrary in writing within thirty (30) days after receipt of a copy of the amendment, in which case the rejection if not acquiesced in by Central will constitute a withdrawal from this Plan and its related Trust by that Employer.

         Subject to the foregoing limitations, any amendment or restatement may be made retroactive which, in the judgment of Central, is necessary or advisable so as to qualify the Plan or Trust for exemption from taxes based on income and so as to permit the Contributions made thereto to be deducted for the purposes of taxes based on income or which, in the judgment of Central, is necessary or advisable for any other reason, provided that such retroactive amendment does not deprive a Participant without such Participant's consent of a right to receive benefits hereunder which have already fully vested and matured in such Participant.

         11.04 EXPENSES OF ADMINISTRATION. Except to the extent paid by Central, the Trustee shall pay all expenses incurred in the administration of the Plan, including expenses of the Plan Administator and expenses and compensation of the Trustee and the expenses of counsel. The Trustee, as directed by the Plan Administator, shall reimburse the Employer for expenses properly and actually paid or incurred on behalf of the Plan, including those for services rendered to the Plan by the Employer's Employees, other than those Employees who are fiduciaries with respect to the Plan. The Plan Administator may contract or make reasonable arrangements with the Employer for office space, or legal, accounting, or other services necessary for operation of the Plan, if no more than reasonable compensation is paid therefor. Notwithstanding the preceding provisions of this Section 11.04, brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with the purchase, sale or distribution of securities or property, and direct expenses incurred in the production and collection of income, shall be paid from the Trust Fund by the Trustee.

         11.05 NOTICE TO EMPLOYEES. Notice of the Plan and of any amendment thereto, of eligibility of each Employee, and notice of such other matters as may be required by law or this instrument, shall be given by Central to the Employees in such form as the Plan Administator may deem appropriate and reasonable, and in conformity to lawful requirements.

         11.06 AGREEMENT OF PARTICIPANTS. Each Participant, by becoming such, for himself or herself, and such Participant's heirs, executors, administrators, legal representatives and Beneficiaries, ipso facto, approves and agrees to be bound by the provisions of this Plan and the Trust Instrument.

         11.07 ACTION BY EMPLOYER. Any written action herein permitted or required to be taken by Central shall be by resolution of its board of directors or by written instrument executed by a person or group of persons who has been authorized by resolution of its board of directors as having authority to take such action.

         11.08 MERGER OF PLANS. In the case of any merger or consolidation of this Plan or the Trust Fund with, or transfer of the assets or liabilities of the Plan or Trust Fund to any other plan, the terms of such merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of this Plan or its successor immediately thereafter) a benefit which is not less than such Participant would have received in the event of termination of this Plan immediately before such merger, consolidation or transfer.

                                   ARTICLE XII
                               TERMINATION OF PLAN
                               -------------------

         12.01 TERMINATION OF PLAN. The Plan may be terminated in its entirety at any time by Central by resolution of its Board, duly certified by an officer of Central authorized by its Board to certify such resolution specifying such termination. Such resolution shall be delivered to Central and to the Trustee. Such termination may be so made without consent being obtained from the Trustee, the Plan Administator, the Participants or their Beneficiaries, Employees or any other interested person. The Plan shall automatically terminate upon dissolution of Central unless provision is specifically made by its successors, if any, for the continuation of the Plan.

         12.02 DISTRIBUTION ON TERMINATION. Upon termination of the Plan as provided in Section 12.01 hereof, the Plan Administator shall, as soon as practicable, notify each Participant of such termination and of the fact that all assets then in the hands of the Trustee will be distributed to each Participant in the allotted proportions with full vesting in the Participants of the Contributions paid to the Trust Fund. The Plan Administator shall, as soon as feasible, advise the Trustee of the termination of the Plan, and the Trustee shall proceed, as rapidly as feasible, to make the appropriate distribution to each Participant, less any amounts necessary or proper to pay the expenses of such distribution and liquidation and subject to Sections 7.09, 9.06 and 10.05 hereof. Upon completion of liquidation and distribution of the assets of the Trust to the Participants, the Trustee shall thereby complete the Trustee's duties, and the Trust shall terminate.

         12.03 CONTINUANCE OF PLAN BY SUCCESSOR. Subject to the approval of the Board, in the event of the consolidation or merger of Central, or the sale by Central of its assets, the resulting successor person or persons, firm or corporation may continue this Plan by delivery of written notice adopting the Plan to the Plan Administator, Board and the Trustee, and by executing a proper supplemental Trust Agreement with the Trustee. If, within one hundred eighty
(180) days from the effective date of such consolidation, merger or sale of assets, such successor does not adopt this Plan, as provided herein, it shall automatically be terminated and the Trust Fund shall be distributed exclusively to the Participants or their Beneficiaries in the manner provided for in this Plan for terminations in general.

         12.04 DISCONTINUANCE OF CONTRIBUTIONS. In the event that the board of directors of Central decides that it is impossible or inadvisable to continue to make its Contributions as herein provided, said board shall have the power to direct a discontinuance of the Employer's Contribution to the Trust Fund by appropriate resolution.

         After the date specified in a resolution of discontinuance of Contributions, Central shall not be required to make further Contributions under the Plan. Nevertheless, upon any such discontinuance, the Plan and Trust shall remain in existence, and all provisions, other than the provisions relating to Contributions, shall remain in effect as to Central. Upon the complete discontinuance of Contributions under the Plan which is merely a temporary cessation of Employer Contributions, all amounts credited to the Participants' Accounts, shall upon such discontinuance, become fully vested and nonforfeitable. Any previously unallocated funds at such time shall be allocated upon such discontinuance in the manner prescribed in Article V hereof, as appropriate. In all other respects, however, the Participants shall be treated as though the Plan were in full force and effect.

         12.05 PARTIAL TERMINATION. Upon a partial termination of the Plan, the Plan Administator shall notify each affected Participant. The rights of each Participant and Beneficiary affected by such partial termination to the amounts credited to his Account shall be fully vested and nonforfeitable as of the date of such partial termination. Such amounts shall either be distributed to such affected Participants and Beneficiaries, as in the case of a complete termination of the Plan, under Section 12.02 hereof, or held, as in the case of a discontinuance of Contributions, under Section 12.04 hereof, as directed by the Plan Administator.

                                  ARTICLE XIII
                              TOP-HEAVY PROVISIONS
                              --------------------

         13.01 DEFINITIONS. For purposes of this Article, the following expressions shall have the meanings respectively indicated:

                  (a) "Determination Date" shall mean for purposes of determining whether a plan is top-heavy for a particular Plan Year, the last day of the preceding Plan Year.

                  (b) "Key Employee" shall mean any Employee or former Employee of Central (including a Beneficiary of any deceased Key Employee) who is a key employee of Central as defined by Section 416(i) of the Code.

                  (c) "Non-Key Employee" shall mean any Employee of Central (including a Beneficiary of any deceased Non-Key Employee) who is not a Key Employee.

                  (d) "Top-Heavy Plan" shall mean for any Plan Year, a plan under which, as of the Determination Date, the aggregate of the accounts of Key Employees under the plan exceeds sixty percent (60%) of the aggregate of the accounts of all employees under such plan or, in the case of a defined benefit plan, the present value of the cumulative accrued benefits under the plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all employees, all as determined in accordance with the provisions of Code Section 416(9). The determination of whether a plan is top-heavy shall be made after aggregating all other plans of Central and Controlled Group Members in the Required Aggregation Group and after aggregating any other such plan of Central or an affiliate in the Permissive Aggregation Group if such permissive aggregation thereby eliminates the top heavy status of any plan within such Permissive Aggregation Group. Except as set forth below, in determining the present value of the cumulative accrued benefit of any Employee or the amount of any account of any Employee, the present value or amount of account shall include any plan distributions made during the five (5) year period ending on the Determination Date, including distributions upon plan termination if the plan would have been in the Required Aggregation Group if it had not been terminated. Notwithstanding the preceding sentence, the accrued benefit or account balance for any former Participant who has not performed any services for Central for the five (5) year period preceding the last Determination Date shall not be included in the determination set forth in the preceding sentence. In determining whether a plan is top-heavy, if any individual is a Non-Key Employee with respect to any plan for any plan year, but such employee was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such individual (and the account of such individual) shall not be taken into account. In determining whether a plan is top heavy, the present value of accrued benefits shall be determined on the basis of an interest rate of five percent (5%) and using a unisex mortality assumption that is ninety percent (90%) male and ten percent (10%) female, based on the 1971 Group Annuity Mortality Table, and the same actuarial assumptions shall be used for all defined benefit plans that are included in an aggregation group. The accrued benefit of each Non-Key Employee shall be determined by using the method used for benefit accrual under all plans of Central, or if there is no such method, no more rapidly than under the slowest method of benefit accrual permitted under Code Section 411(b)(1) (C). Only those plans of Central in which Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top-Heavy Plans.

                  (e) "Super Top-Heavy Plan" means for any plan year, a plan that, as of the Determination Date, would meet the test specified above for being a Top-Heavy Plan if ninety percent (90%) were substituted for sixty percent (60%) in each place it appears in Subsection 13.01(d) hereof.

                  (f) "Required Aggregation Group" means each plan of Central in which a Key Employee is a participant, and each other plan of Central which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410. In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

                  (g) "Permissive Aggregation Group" includes the Required Aggregation Group and any other plan not required to be included in the Required Aggregation Group, if the resulting group, taken as a whole, would continue to satisfy the provisions of Code Section 401(a)(4) and
         410. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

                  (h) "Top-Heavy Group" means a Required or Permissive Aggregation Group, if applicable, in which, as of the Determination Date, the sum of the present value of the accumulated accrued benefits of Key Employees under all defined benefit plans included in the group, and the aggregate of the accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

                  (i) "Valuation Date" shall mean for purposes of determining the value of plan accounts under this Section 13.01 the same date as the Determination Date.

         13.02 APPLICATION OF TOP-HEAVY RULES. Notwithstanding anything contained herein to the contrary, in the event that this Plan is a Top-Heavy Plan, as determined pursuant to Code Section 416 and this Article XIII, for any Plan Year, the provisions of this Article XIII shall become operative with respect to such Plan Year.

         13.03 MINIMUM ALLOCATION REQUIREMENT. Notwithstanding the provisions of
Section 5.02(b) hereof, relating to allocations of Employer Contributions, for any Plan Year in which this Plan is a Top-Heavy Plan, the Plan Administator shall cause a minimum allocation of Contributions to be made for such Plan Year to the Employer Contribution Account of each Non-Key Employee (who is a Plan Participant who has not separated from Service at the end of such Plan Year and who would not otherwise be entitled to an allocation of Contributions equal to or in excess of the amount determined under this Section 13.03); the balance of Contributions shall be allocated in accordance with such Section, taking into account any allocation under this Section. The amount of such minimum allocation shall be equal to the lesser of (a) and (b) where:

                  (a) is an amount equal to three percent (3%) of such Non-Key Employee's Remuneration, and

                  (b) is an amount equal to the largest percentage of Remuneration of all allocations of Contributions to be made hereunder for such Plan Year with respect to any Key Employee.

         Notwithstanding anything herein to the contrary, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit pension plan of Central, and both such plans are Top-Heavy Plans, Central shall not be required to provide a Non-Key Employee with both the full separate minimum defined benefit plan benefit and the full separate defined contribution plan allocations. Therefore, for Non-Key Employees who are participating in a defined benefit plan maintained by Central and the minimum benefits under Internal Revenue Code Section 416(c)(2) are accruing to a Non-Key Employee under such plan, no minimum allocation shall be made under the Plan on behalf of the Non-Key Employee.

         13.04 EFFECT ON ALLOCATION LIMITATIONS. In the event Section 13.02 above is applicable, then the multiplier of 1.25 in Subsections 5.03(b)(i) and 5.03(b)(ii) hereof shall be reduced to 1.0 unless

                  (a) All plans required to be aggregated and any other plans which may be permissively aggregated pursuant to Code Section 416(9) are not Super Top-Heavy, and

                  (b) The Account of each Non-Key Employee who is a Participant receives an extra contribution allocation (in addition to the minimum contribution allocation set forth above) equal to not less than one percent (1%) of such Non-Key Employee's Compensation.

         13.05 Effect on Vesting. Notwithstanding the provisions of Section 7.02 hereof, for any Plan Year in which this Plan is a Top-Heavy Plan, a Participant's Capital Accumulation shall be a percentage of his Account determined on the basis of the Participant's number of years of Credited Service, as defined in Section 2.05 hereof, according to the following schedule:

             Years of Credited Service                     Nonforfeitable Percentage
             -------------------------                     -------------------------
                    Less than 2                                      0%
                              2                                     20%
                              3                                     40%
                              4                                     60%
                              5                                     80%
                              6                                    100%

Notwithstanding the foregoing, if the Plan shall cease to be a Top-Heavy Plan in any subsequent Plan Year, the Board of Directors of Central shall direct the Plan Administator either to (a) continue to apply the above vesting schedule or
(b) revert to the vesting schedule previously applicable under Section 7.02 hereof. Reversion to said vesting schedule shall be treated as a Plan amendment and shall be subject to the provisions of Subsection 11.03(c) hereof.

         IN WITNESS WHEREOF, Central has caused this instrument to be executed, sealed and attested, this 20th day of September, 1994, and effective as of the dates stated above.

                                      CENTRAL FREIGHT LINES INC.

                                      By: /s/ C. Tom Clowe
                                         -----------------------------
                                               C. Tom Clowe, President

ATTEST:
/s/ Douglas E. Quicksall
--------------------------------
Asst. Secretary